UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

PILGRIM’S PRIDE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Pilgrim’s Shareholders:
Throughout 2022, our business faced a remarkable set of challenges throughout the world. The year began with the Russia/Ukraine conflict, triggering meaningful escalation in grain costs and overall business uncertainty. Inflation became challenging across all regions as it reached decades level highs and remained persistent, creating substantial consumer pressure across all regions. Although the commodity chicken market in the U.S. set record highs in the first half of the year, it rapidly fell to historic lows towards the end of the year.
Even with these challenges, we maintained a steadfast approach that focused on our values, overall team member safety and well-being, and relentless execution of our strategies. In the U.S., our diversified portfolio across bird sizes and value-added products enabled our business to capture the upside of strong commodity markets, while cushioning the impact of the dramatic declines. Our Prepared business grew its branded presence significantly as Just Bare® and Pilgrim’s® sales collectively rose 70% from last year. Our Key Customer strategy was instrumental in working with leading retailers and food service players to simultaneously mitigate considerable inflationary headwinds and grow our volume faster than category averages. We also engaged with our consumers more broadly as our e-commerce business grew nearly 50%.
Our U.K./Europe business also battled through extraordinary inflationary challenges and volatile market conditions. Nonetheless, our team drove operational excellence efforts through further integration of back office systems and optimization of our manufacturing network. Similar to the U.S., our Key Customer strategy was critical in recovering the dramatic rise of input costs and through an even stronger focus on value offerings. Taken together, we have bolstered the foundation to scale profitable growth. Despite recent challenges in live operations in Mexico, our business still grew from previous year and achieved mid-single digit margins. Our branded business remains strong as it grew double digits yet again and our capacity expansion efforts remain on track.
We also made meaningful progress in Sustainability. As part of our Hometown Strong program, we approved investments of $15 million in our communities throughout the past year. Our Better Futures program has been exceptionally well received as over 1,000 team members have signed up for free educational programs. We also formed a committee of our Board of Directors to provide guidance and perspective on Sustainability-related matters. In addition, our progress against the emission intensity reduction targets specified in our Sustainability Linked Bond has been verified by a third party.
For fiscal year 2022, we achieved net sales of $17.5 billion while generating net income of $746.5 million, and a GAAP EPS of $3.11. Our adjusted EBITDA* (Earnings Before Interest, Taxes, Depreciation and Amortization) was $1.6 billion, or a 9.4% margin.
Our unwavering commitment to our values, team member safety and well-being, and consistent execution of our strategies have resulted in a strong year and reinforced our competitive advantages throughout our business. We believe these advantages are durable over the long term and can be scaled globally. As a result, we can take another step forward in our vision to become the best and most respected company in our industry, creating the opportunity of a better future for our team members.
Thank you for your continued support.

/s/ Fabio Sandri
Fabio Sandri
President and Chief Executive Officer, Pilgrim’s Pride Corporation
* For a reconciliation of this non-GAAP financial measure to the comparable GAAP measure, please see Annex A to this proxy statement.

Pilgrim’s Pride Corporation
1770 Promontory Circle
Greeley, Colorado 80634
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 26, 2023
The annual meeting of stockholders of Pilgrim’s Pride Corporation will be held at Pilgrim’s Pride corporate headquarters, at 1770 Promontory Circle, Greeley, Colorado, on Wednesday, April 26, 2023, at 8:00 a.m., local time, to consider and vote on the following matters:
1.To elect Gilberto Tomazoni, Wesley Mendonça Batista Filho, Andre Nogueira de Souza, Farha Aslam, Joanita Karoleski and Raul Padilla as the six JBS Directors;
2.To elect Wallim Cruz de Vasconcellos Junior, Arquimedes A. Celis and Ajay Menon as the three Equity Directors;
3.To conduct a stockholder advisory vote on executive compensation;
4.To conduct a stockholder advisory vote on the frequency of advisory voting to approve executive compensation;
5.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2023;
6.To approve an amendment to the Amended and Restated Certificate of Incorporation;
7.To vote on a stockholder proposal, if properly presented, to provide a report regarding efforts to eliminate deforestation; and
8.To transact such other business as may properly be brought before the meeting or any adjournment thereof.
No other matters are expected to be voted on at the annual meeting.
The Board of Directors has fixed the close of business on March 7, 2023, as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting. If you owned shares of our common stock at the close of business on that date, you are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please vote at your earliest convenience. Most stockholders have three options for submitting their votes prior to the meeting:
(1)    via the internet;
(2)    by telephone; or
(3)    by mail.
The health and well-being of our employees and stockholders are paramount and there is a possibility that we may need to change the format of our meeting to allow stockholder participation by means of remote communication. If we determine it necessary to make changes to our annual meeting, we will announce the decision to do so in advance.
Please refer to the specific instructions set forth on the enclosed proxy card (if you are a stockholder of record) or voting instruction form (if you hold shares through a bank, broker or other nominee). Admission to the annual meeting will be limited to our stockholders, proxy holders and invited guests. We reserve the right to implement safety measures as we deem prudent or as required by any applicable laws or government orders. If you are a stockholder of record, please bring a form of government-issued photo identification to the annual meeting. If you hold shares through a bank, broker or other nominee, please bring a form of government-issued photo identification and proof of beneficial ownership (such as a brokerage statement), and, if you wish to vote your shares in person, a signed legal proxy from the stockholder of record.

FABIO SANDRI
Greeley, Colorado	President and
March 27, 2023	Chief Executive Officer
YOUR VOTE IS IMPORTANT!
PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM OR VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 26, 2023: The Proxy Statement and the 2022 Annual Report on Form 10-K are available at www.proxyvote.com. Enter the 16-digit control number located on the proxy card and click “Continue to Vote.”

Pilgrim’s Pride Corporation
1770 Promontory Circle
Greeley, Colorado 80634

PROXY STATEMENT
GENERAL INFORMATION
Why did I receive this proxy statement?
The Board of Directors (the “Board of Directors” or the “Board”) of Pilgrim’s Pride Corporation is soliciting stockholder proxies for use at our annual meeting of stockholders to be held at the Pilgrim’s Pride corporate headquarters, at 1770 Promontory Circle, Greeley, Colorado, on Wednesday, April 26, 2023, at 8:00 a.m., local time, and any adjournments thereof (the “Annual Meeting” or the “meeting”). This proxy statement, the accompanying proxy card and the 2022 annual report are being mailed to stockholders on or about March 27, 2023. Throughout this proxy statement, we will refer to Pilgrim’s Pride Corporation as “Pilgrim’s Pride,” “Pilgrim’s,” “PPC,” “we,” “us” or the “Company.”
What is the record date for the Annual Meeting and why is it important?
The Board of Directors has fixed March 7, 2023 as the record date for determining stockholders who are entitled to vote at the Annual Meeting (the “Record Date”). At the close of business on the Record Date, Pilgrim’s Pride had 236,733,263 shares of common stock, par value $0.01 per share, outstanding.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most stockholders of Pilgrim’s Pride hold their shares through a broker, bank or other nominee, rather than of record directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of Record: If your shares are registered directly in your name with our transfer agent, you are considered a stockholder of record with respect to those shares. As a stockholder of record, you have the right to vote in person at the meeting.
Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered a beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your broker on how to vote your shares, and you are also invited to attend the meeting. Since you are not a stockholder of record, however, you may not vote your shares in person at the meeting unless you obtain a signed proxy from the holder of record giving you the right to vote the shares.
How do I attend and get admitted to the Annual Meeting?
You are entitled to attend the Annual Meeting only if you were a Pilgrim’s Pride stockholder as of the close of business on March 7, 2023 or if you hold a valid proxy for the Annual Meeting. If you plan to attend the physical meeting, please be aware of what you will need for admission as described below. If you do not provide a government-issued photo identification and comply with the other procedures described here for attending the Annual Meeting in person, you will not be admitted to the meeting location. We reserve the right to deny admission to any person who may pose a threat to the health or safety of stockholders or other meeting participants, and we reserve the right to implement additional procedures to ensure the health, security and safety of meeting attendees.
Stockholders of Record: If your shares are registered directly in your name with our transfer agent, your shares will be on a list maintained by the inspector of elections. You must present a government-issued photo identification, such as a driver’s license, state-issued ID card, or passport.

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a government-issued photo identification, such as a driver’s license, state-issued ID card, or passport.
For directions to the meeting, please contact our Corporate Counsel at Pilgrim’s Pride Corporation, 1770 Promontory Circle, Greeley, Colorado 80634.
Considerations Related to Safety and Health
The health and well-being of our employees and stockholders are paramount and there is a possibility that we may need to change the format of our meeting to allow stockholder participation by means of remote communication. If we determine it necessary to make changes to our Annual Meeting, we will announce the decision to do so in advance.
What is a proxy?
A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the proxies appointed by the Board and identified on the proxy card the authority to vote your shares in the manner you indicate on your proxy card.
What if I receive more than one proxy card?
You will receive multiple proxy cards if you hold shares of our common stock in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held in “street name” (i.e., by a broker, bank or other nominee), you will receive your proxy card or voting instruction form from your nominee, and you must return your voting instruction form to that nominee. You should complete, sign and return each proxy card or voting instruction form you receive.
What are the voting rights of the common stock?
Each holder of record of our common stock on the Record Date is entitled to cast one vote per share on each matter presented at the meeting.
What are the two categories of Directors?
The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for a specified number of JBS S.A. (“JBS”) Directors and Equity Directors, based upon the percentage ownership of JBS in the Company.
JBS Directors are the six Directors designated as JBS Directors pursuant to the terms of the Company’s Certificate of Incorporation or their successors nominated or appointed by the JBS Directors’ nominating committee (the “JBS Nominating Committee”). The current JBS Directors are Gilberto Tomazoni, Joanita Karoleski, Raul Padilla, Vincent Trius, Andre Nogueira de Souza and Farha Aslam.
Equity Directors are the three Directors designated as Equity Directors pursuant to the terms of the Company’s Certificate of Incorporation or their successors nominated or appointed by the Equity Directors nominating committee (the “Equity Nominating Committee”) or any stockholders other than JBS and its affiliates (“Minority Investors”). The current Equity Directors are Wallim Cruz de Vasconcellos Junior, Arquimedes A. Celis and Ajay Menon.
What are the differences between the categories of Directors?
All of our Directors serve equal one-year terms. However, only JBS Directors can serve as members of the JBS Nominating Committee, and only Equity Directors can serve as members of the Equity Nominating Committee.
The stockholders agreement between us and an affiliate of JBS dated December 28, 2009 (as amended, the “JBS Stockholders Agreement”) requires JBS and its affiliates to vote all of Pilgrim’s Pride common stock that they hold in the same manner as the shares held by all Minority Investors with respect to the election or removal of Equity Directors. Consequently, the vote of the Minority Investors will determine the outcome of the election of Equity Directors.
With respect to all other matters submitted to a vote of holders of common stock, including the election or removal of any JBS Directors, JBS and its affiliates may vote shares of common stock held by them at their sole and absolute discretion.
What is the “Say-on-Pay” Vote?
With Proposal 3, the Board is providing stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers (“NEOs”) for 2022, as defined in “Compensation Discussion and Analysis”. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our NEOs in 2022.
What is the “Say-on-Frequency” Vote?
Proposal 4 gives our stockholders the opportunity to advise our Board on how often we should conduct an advisory Say-on-Pay vote on the compensation of our NEOs. Accordingly, with this proposal, commonly known as a “Say-on-Frequency” proposal, we are requesting your advisory vote to determine whether a vote on the type of resolution described above will occur every one, two or three years.
How do I vote my shares?
If you are a “stockholder of record,” you have several choices. You can vote your proxy:
•via the internet;
•over the telephone; or
•by completing, dating, signing and mailing the enclosed proxy card.
Please refer to the specific instructions set forth on the enclosed proxy card.
If you are a stockholder of record, you also have the right to vote in person at the meeting. If you are a beneficial owner, your broker, bank or nominee will provide you with materials and instructions for voting your shares. In most instances, you will be able to do this on the internet, by telephone or by mail as indicated above. As a beneficial owner, you have the right to direct your broker on how to vote your shares. However, you may not vote your shares in person at the meeting unless you obtain a signed legal proxy from the holder of record giving you the right to vote the shares.
If you are a current or former employee of Pilgrim’s Pride who holds shares in either the Pilgrim’s Pride Corporation Retirement Savings Plan or the To-Ricos Employee Savings and Retirement Plan, your vote serves as a voting instruction to the trustee for these plans. To be timely, if you vote your shares in the Pilgrim’s Pride Corporation Retirement Savings Plan or the To-Ricos Employee Savings and Retirement Plan by telephone or internet, your vote must be received by 11:59 p.m., Mountain Time, on April 23, 2023. If you do not vote by telephone or internet, please return your proxy card as soon as possible. If you vote in a timely manner, the trustee will vote the shares as you have directed.
What are the Board’s recommendations on how I should vote my shares?
The Board recommends that you vote your shares as follows:
Proposal 1:    FOR the election of all six nominees for JBS Director.
Proposal 2:    FOR the election of all three nominees for Equity Director.
Proposal 3:    FOR the approval of the advisory vote on executive compensation.

Proposal 4:     ONE YEAR for conducting a Say-on-Pay vote.

Proposal 5:    FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023.
Proposal 6:    FOR the approval of the amendment to the Amended and Restated Certificate of Incorporation.
Proposal 7:    AGAINST the stockholder proposal to provide a report regarding efforts to eliminate deforestation.
What are my choices when voting?
With respect to:
Proposal 1:    You may either (1) vote “FOR” the election of each JBS Director nominee; or (2) “WITHHOLD” your vote on each JBS Director nominee.
Proposal 2:    You may either (1) vote “FOR” the election of each Equity Director nominee; or (2) WITHHOLD your vote on each Equity Director nominee.
Proposal 3:    You may vote “FOR” or “AGAINST” the proposal, or you may elect to abstain from voting your shares. Abstaining will have the same effect as a vote against the proposal, as discussed below.
Proposal 4:    You may either vote for conducting a Say-on-Pay vote every “ONE YEAR”, “TWO YEARS” or “THREE YEARS” years, or you may elect to abstain from voting your shares. Abstentions will not be counted for the proposal on the frequency of advisory vote on executive compensation and, therefore, will have no effect on the outcome of the proposal, as discussed below
Proposal 5:    You may vote “FOR” or “AGAINST” the proposal, or you may elect to abstain from voting your shares. Abstaining will have the same effect as a vote against the proposal, as discussed below.
Proposal 6:    You may vote “FOR” or “AGAINST” the proposal, or you may elect to abstain from voting your shares. Abstaining will have the same effect as a vote against the proposal, as discussed below.
Proposal 7:    You may vote “FOR” or “AGAINST” the proposal, or you may elect to abstain from voting your shares. Abstaining will have the same effect as a vote against the proposal, as discussed below.
How will my shares be voted if I do not specify my voting instructions?
If you sign and return your proxy card without indicating how you want your shares to be voted, the proxies appointed by the Board will vote your shares as follows:
Proposal 1:    FOR the election of all six nominees for JBS Director.
Proposal 2:    FOR the election of all three nominees for Equity Director.
Proposal 3:    FOR the approval of the advisory vote on executive compensation.
Proposal 4:    ONE YEAR for conducting an annual Say-on-Pay vote.
Proposal 5:    FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023.

Proposal 6:     FOR the approval of the amendment to the Certificate of Incorporation.
Proposal 7:    AGAINST the stockholder proposal to provide a report regarding efforts to eliminate deforestation.
If you are a current or former employee of Pilgrim’s Pride who holds shares through the Pilgrim’s Pride Corporation Retirement Savings Plan or the To-Ricos Employee Savings and Retirement Plan, you will be given the opportunity to provide instruction to the trustee with respect to how to vote your shares. Any shares for which instructions are not received (1) will be voted by the trustee in accordance with instructions provided by Pilgrim’s Pride with respect to shares held under the Pilgrim’s Pride Corporation Retirement Savings Plan and (2) will not be voted with respect to shares held under the To-Ricos Employee Savings and Retirement Plan.
What is a quorum?
A “quorum” is necessary to hold the meeting. A quorum consists of a majority of the voting power of our common stock issued and outstanding and entitled to vote at the meeting, including the voting power that is present in person or by proxy. The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” and shares represented by broker “non-votes” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present.
What vote is required to approve the proposals for the election of the JBS Directors and the Equity Directors?
Directors will be elected by a plurality of the voting power of the shares entitled to vote in the election of Directors and represented in person or by proxy at a meeting of stockholders at which a quorum is present. This means that the director who receives the most votes will be elected.
Because JBS owned or controlled over 50% of the voting power of our outstanding common stock on the Record Date, it will be able to elect all of the nominees for JBS Directors and, with the exception described below, determine the outcome of all other matters presented to a vote of the stockholders. The JBS Stockholders Agreement, however, requires JBS and its affiliates to vote all of Pilgrim’s Pride common stock owned by them in the same manner as the shares held by the Minority Investors with respect to the election or removal of Equity Directors. Consequently, the vote of the Minority Investors will determine the outcome of Proposal 2. With respect to approval of any other item of business to be voted upon at the meeting, including the election or removal of any JBS Directors, JBS and its affiliates may vote shares of Pilgrim’s Pride common stock held by them at their sole and absolute discretion.
What vote is required for advisory approval of executive compensation?
With regard to Proposal 3, the stockholder advisory vote on executive compensation, the results of this vote are not binding on the Board, meaning that our Board will not be obligated to take any compensation actions or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the total outstanding voting power of capital stock, present in person or represented by proxy at the Annual Meeting.
What vote is required to approve the frequency of the advisory vote on executive compensation?
The advisory vote on the frequency of conducting the advisory vote to approve executive compensation is a non-binding vote, meaning that we will not be obligated to conduct the advisory vote to approve executive compensation with the frequency chosen by our stockholders at the Annual Meeting. Notwithstanding the advisory nature of the vote, the vote on the frequency of advisory vote on executive compensation in Proposal 4 will be determined based on a plurality of the votes cast. This means that the option that receives the most votes will be recommended by the stockholders to the Board. With respect to Proposal 4, JBS and its affiliates may vote shares of Pilgrim’s Pride common stock held by them in their sole and absolute discretion.

What vote is required for the appointment of KPMG LLP, the amendment to the Certificate of Incorporation, the stockholder proposal and to approve any other item of business to be voted upon at the meeting?
The affirmative vote of a majority of the total outstanding voting power of capital stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm, to approve the amendment to the Certificate of Incorporation, to approve the stockholder proposals and to approve any other item of business to be voted upon at the meeting.
How are abstentions treated?
Abstentions from voting on any matter will be counted in the tally of votes. Stockholders may only “withhold” votes and may not abstain with respect to the election of Directors in Proposals 1 and 2. Abstentions will have no effect on the advisory vote on the frequency of conducting the advisory vote to approve executive compensation. However, stockholders may abstain from Proposals 3, 5, 6 and 7, and an abstention will have the same effect as a vote against any of these proposals.
How are “broker non-votes” treated?
A “broker non-vote” occurs when a nominee (a bank, broker or other nominee) holding shares for a beneficial owner returns a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Under applicable rules, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. A broker non-vote will be deemed “present” at the Annual Meeting and will be counted for purposes of determining whether a quorum exists.
Your broker may vote your shares in its discretion without your instructions on Proposal 5, which is the only routine proposal to be voted on at the Annual Meeting. With regard to Proposals 1, 2, 3, 4, 6 and 7, brokers will have no discretion to vote uninstructed shares, and a “broker non-vote” may therefore occur where no voting instructions are received. Broker non-votes will have no effect on the elections of Directors in Proposals 1 and 2, because the election of Directors requires a plurality vote. Broker non-votes will have the same effect as a vote against Proposals 5 and 6, and no effect on Proposals 3, 4 and 7.
We urge you to vote on ALL voting items.
Can I change my vote after I have mailed in my proxy card?
Yes. You may revoke your proxy by doing one of the following:
•by sending to the Secretary of the Company a written notice of revocation that is received prior to the meeting;
•by submitting a new proxy card bearing a later date to the Secretary of the Company so that it is received prior to the meeting; or
•by attending the meeting and voting your shares in person.
If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee.
Who will pay the cost of this proxy solicitation?
We will pay the cost of preparing, printing and mailing this proxy statement and of soliciting proxies. We will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of our common stock and will reimburse these parties for their reasonable and customary charges or expenses.
Is this proxy statement the only way that proxies may be solicited?

No. In addition to mailing these proxy materials, certain of our Directors, officers or employees may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

PROPOSAL 1. ELECTION OF JBS DIRECTORS
Subject to limited exceptions, our Certificate of Incorporation specifies that the Board of Directors will consist of nine members, which is the number of Directors currently on our Board of Directors. Proxies cannot be voted for a greater number of persons than the nine nominees named.
Pursuant to our Certificate of Incorporation and our bylaws, our Board of Directors includes six JBS Directors, including the Chairman of the Board, who are designated by the JBS Nominating Committee. For more information, see “Corporate Governance—Committees of the Board of Directors—Nominating Committees.”
At the Annual Meeting, nine Directors, including six JBS Director nominees, are to be elected, each to hold office for one year or until his or her successor is duly elected and qualified. For more information on our relationship with JBS, see “Related Party Transactions” and “Security Ownership.” The JBS Nominating Committee has nominated Wesley Mondonça Batista Filho for election by the stockholders to replace Mr. Trius. Mr. Filho was nominated for election to the Board at the Annual Meeting after certain directors identified him as a potential director candidate. Unless otherwise specified on the proxy card or voting instructions, the shares represented by the proxy will be voted for the election of the six JBS Director nominees named below. If any JBS Director nominee becomes unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the JBS Nominating Committee. Our Board of Directors has no reason to believe that any substitute nominee or nominees will be required, and all of the nominees have indicated that they will be willing and able to serve as directors.
Nominees for JBS Directors
The following is information about our JBS Director nominees, including their ages as of March 27, 2023.
Gilberto Tomazoni, 64, has served as Chairman of the Board of Pilgrim’s Pride Corporation since July 2013. Since 2018, Mr. Tomazoni has served as the Chief Executive Officer of JBS, and previously, Mr. Tomazoni served as president of the Global Poultry Division of JBS from 2013 to 2018. Before joining JBS, Mr. Tomazoni spent four years with Bunge Alimentos S.A. as Vice President of Foods and Ingredients. Prior to that, Mr. Tomazoni served 27 years with Sadia S.A., a leading provider of both frozen and refrigerated food products in Brazil, in various roles, including Chief Executive Officer from 2004 to 2009. He earned an M.A. degree in management development in 1991 from Fundação de Ensino do Desenvolvimento and a B.Sc. degree in mechanical engineering in 1982 from the Universidade Federal de Santa Catarina. Mr. Tomazoni has served as a board member of Brazil Fast Food Corporation since 2009, a member of the International Advisory Council for Fundação Dom Cabral since 2009 and a member of the Chamber of Commerce, Industry and Tourism-Brazil/Russia since 2008.
Mr. Tomazoni brings over 30 years of diverse poultry, protein, and food industry experience to the Company. Mr. Tomazoni’s extensive experience and education in the global poultry industry provides invaluable direction to the Company’s strategies domestically and in international markets. As Chairman of the Board, Mr. Tomazoni has direct oversight of Pilgrim’s strategy and operations.
Wesley Mendonça Batista Filho, 31, is currently the Global President of Operations for JBS, a position he has held since 2021. Prior to that role, he served led JBS’s beef operations in Canada from 2014 to 2021 and in the United States from 2016 to 2021. He worked for JBS in several leadership positions in South America previously, including being responsible for exports to Asia and serving as President of JBS Uruguay and JBS Paraguay. Mr. Filho began his career as a trainee in JBS USA’s beef plant in Greeley, Colorado.
Mr. Filho brings dedicated and focused management to our Board through his experience in the protein industry gained through his various roles with JBS around the globe.
Andre Nogueira de Souza, 54, has served as a Director since October 2014. Mr. Nogueira has served in various roles with JBS, including as the Global President of Operations — North America. From January 1, 2013 to 2021, Mr. Nogueira was the President and Chief Executive Officer of JBS USA. Mr. Nogueira began his career with JBS USA Holding Lux S.à.r.l. (formerly known as JBS USA Holdings Inc.) (“JBS USA Holdings”) in 2007, serving as Chief Financial Officer through 2011. He then served as Chief Executive Officer of JBS Australia, a subsidiary of JBS, in 2012. Prior to working for JBS USA Holdings, Mr. Nogueira worked for Banco do Brasil in corporate banking positions in the U.S. and Brazil. Mr. Nogueira currently serves on the Executive Committee and as a board member of American Meat Institute and the Deans’ Leadership Council of the College of Agricultural Sciences—Colorado State University. Mr. Nogueira has an M.B.A. from Fundação Dom Cabral, a Master’s degree in Economics from Brasilia University, and a B.A. in Economics from Federal Fluminense University, and completed the Advanced Management Program at the University of Chicago Booth School of Business.
Mr. Nogueira brings outstanding leadership to our Board through his experience gained as a Chief Executive Officer of JBS USA and JBS Australia and Chief Financial Officer of JBS USA Holdings. In addition, Mr. Nogueira brings an extensive understanding of the protein industry and financial matters to the Board.
Farha Aslam, 54, has served as a Director since May 2019. Ms. Aslam is currently a board member of Calavo Growers, an avocado company, and Green Plains Inc., a biorefining company, both are listed on the Nasdaq stock market. Prior to her retirement in 2018, Ms. Aslam served as the Managing Director and Senior Analyst of Food and Agribusiness Research from 2004 to 2018 at Stephens Inc., an independent financial services firm that provides deep research and independent thinking to its clients. She also successfully positioned and co-managed numerous equity offerings involving leading companies in the poultry and food industries. Ms. Aslam was formerly Vice President of Food and Agribusiness Research at Merrill Lynch from 1999 to 2004. Ms. Aslam was also a Risk Management Associate at UBS from 1996 to 1998 where she marketed fixed income products to hedge fund and mutual fund clients, and Financial Services Representative at SunAmerica Financial from 1992 to 1994. Ms. Aslam completed her M.B.A. with a focus on Finance from Columbia Business School in 1996 and obtained her B.A. in Economics from University of California, Irvine, California in 1991.
Ms. Aslam’s expertise in food and agribusiness research brings value to our Board. In addition, her multi-faceted financial analysis skills provide key insight to the Company’s financial and business operations.
Joanita Karoleski, 62, has served as a Director since 2022. Ms. Karoleski is currently the President of JBS Amazon Fund, a JBS initiative to advance forest conservation and develop local communities, where she has served since September 2020. Ms. Karoleski is also currently serving in the Advisory Board in Instituto Mulheres do Verajo where she mentors and inspires new generations of executives. Before joining JBS, Ms. Karoleski held various leadership roles, including Chief Executive Officer from 2013 to 2020, at Seara Alimentos LTDA, a privately held meat company in Brazil. Prior to that, Ms. Karoleski served 34 years with Bunge Brasil, a world leader in the processing and supply of products and ingredients for grains and oilseeds, in various leadership roles, including Chief Information Officer from 2000 to 2004. Ms. Karoleski earned her bachelor’s degree in computer science and information in 1982 from FURB - Universidade de Blumenau.
Ms. Karoleski brings to the Board over 30 years of strong leadership in the food production industry. Her expertise in business generation value, product portfolio management, branding and partnership and market development provides a valuable contribution to the Board and direction to the Company’s operations.
Raul Padilla, 67, served as President Global Operations of Bunge Limited from 2018 until his retirement in 2021. Prior to that role, Mr. Padilla served as President, South America and President, Sugar and Bioenergy from 2018 to 2021. Prior to those positions, he served as Chief Executive Officer of Bunge Brazil and Managing Director, Sugar and Bioenergy from 2014 to 2018. He served as Managing Director, Bunge Global Agribusiness and Chief Executive Officer, Bunge Product Lines from 2010 to 2014. He was Chief Executive Officer of Bunge Argentina from 1999 to 2010, having joined the company in 1997 as Commercial Director. Mr. Padilla has over 40 years of experience in the oilseed processing and grain handling industries in Argentina, beginning his career with La Plata Cereal in 1977. He has served as President of the Argentine National Oilseed Crushers Association, Vice President of the International Association of Seed Crushers and Director of the Buenos Aires Cereal Exchange and the Rosario Futures Exchange. Mr. Padilla is a graduate of the University of Buenos Aires.
Mr. Padilla brings to the Board over 40 years of experience in the agribusiness and food business with global responsibilities.

The Board of Directors recommends that you vote “FOR” the election of all of the individuals who have been nominated to serve as JBS Directors. Proxies will be so voted unless stockholders specify otherwise or withhold authority to vote.

PROPOSAL 2. ELECTION OF EQUITY DIRECTORS
Pursuant to our Certificate of Incorporation and our bylaws, our Board of Directors includes three members designated by the Equity Nominating Committee, which we refer to as our Equity Directors. For more information, see “Corporate Governance—Committee of the Board of Directors—Nominating Committees.”
The JBS Stockholders Agreement requires JBS and its affiliates to vote all of the Pilgrim’s Pride common stock that they hold in the same manner as the shares held by the Minority Investors with respect to the election or removal of Equity Directors. Consequently, the vote of the Minority Investors will determine the outcome of this Proposal 2.
At the Annual Meeting, nine Director nominees, including the three Equity Directors on our Board listed below, are to be elected, each to hold office for one year or until his or her successor is duly elected and qualified. Unless otherwise specified on the proxy card or voting instruction form, the shares represented by the proxy will be voted for the election of the three nominees named below. If any of the nominees for Equity Director becomes unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the Equity Nominating Committee. Our Board of Directors has no reason to believe that any substitute nominee or nominees will be required, and all of the nominees have indicated that they will be willing and able to serve as directors.
Nominees for Equity Directors
The following is information about our Equity Director nominees, including their ages as of March 27, 2023.
Wallim Cruz de Vasconcellos Junior, 65, has served as a Director since December 2009. He has served as a Partner of Iposeira Partners Ltd, a provider of advisory services for mergers and acquisitions and restructuring transactions, since 2003. Mr. Vasconcellos served as a Consultant to IFC/World Bank from 2003 to 2008. He is currently a board member of Oi S.A., a Brazilian telecommunications company listed on the New York Stock Exchange and was previously a board member of Santos Brasil S.A. from 2006 to 2016.
A business strategist, Mr. Vasconcellos brings to the Board real-time experience in the areas of mergers and acquisitions, capital markets, finance, restructurings, and offers unique insights into global market strategies. In addition, Mr. Vasconcellos’s experience working on behalf of public financial institutions enables him to provide perspective and oversight with regard to the Company’s financial strategies.
Arquimedes A. Celis, 69, has served as a Director since May 2019. Mr. Celis currently serves as Chief Executive Officer and board member of Grupo Lala, a Mexican dairy company listed on the Mexican Stock Exchange. He also served as a board member of Borden Dairy, a private company, from 2017 to 2020, and Aeromexico, which is listed on the Mexican Stock Exchange, from 2014 to 2016. Mr. Celis worked at Grupo Lala as Chief Executive Officer from 2001 to 2015. He previously spent 5 years as Chief Executive Officer of Industrias Bachoco, from 1996 to 2001. Prior to that, he worked for 21 years at Grupo Bimbo, where he held various executive positions, including Chief Executive Officer of Barcel. Mr. Celis earned a bachelor’s degree in Industrial Engineering from Veracruz Tech. He is a graduate of the Advanced Management program at IPADE, Universidad Panamericana, School of Business.
Mr. Celis brings to the Board valuable and extensive experience in the consumer packaged goods industry, with a focus on branded food products. Furthermore, his experience and industry knowledge enable him to provide important contributions to the Company’s strategy and operations.
Ajay Menon, 61, has served as a Director since March 2021. Mr. Menon is currently the President and CEO of Colorado State University Research Foundation (“CSURF”), and has been in this role since October 2019, where he is responsible for the protection, management and commercialization of intellectual property resulting from research at Colorado State University (“CSU”) and oversees the services that CSURF provides to both CSU and its affiliated institutions. He was formerly a board member of Liberty Media Acquisition Company, a newly incorporated company formed for the purpose of effecting business combinations with one or more businesses. Mr.

Menon served as Dean at CSU Colleges of Agricultural Sciences from July 2015 to September 2019 and Business from July 2002 to June 2015. In both these roles, he served as the chief administrative and academic officer shaping each College’s strategic direction, academic programs, budgets, and external relationships. He served as Colorado’s first Chief Innovation Officer under then-Governor John Hickenlooper from November 2011 to August 2013, where he helped establish and lead the Colorado Innovation Network to develop an ecosystem that cultivates entrepreneurial and innovative activities. Mr. Menon holds a Ph.D. in Marketing and joined CSU in 1991 as a member of the Marketing Department faculty.
Mr. Menon brings senior leadership and expertise in business strategy and innovation. His global network and unique perspective to business leaders brings value to our Board and the Company’s global operations.
The Board of Directors recommends that you vote “FOR” the election of all of the individuals who have been nominated to serve as Equity Directors. Proxies will be so voted unless stockholders specify otherwise or withhold authority to vote.

CORPORATE GOVERNANCE
Board of Directors
Our Board of Directors has the responsibility for establishing broad corporate policies and for monitoring our overall performance, but it is not involved in our day-to-day operating decisions. Members of the Board are informed of our business through discussions with the Chief Executive Officer (“CEO”) and other officers, and through their review of analyses and reports sent to them regularly, as well as through participation in Board and committee meetings.
Board Leadership Structure
The position of our Chairman of the Board and the office of the President and CEO are held by different persons.
We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. We believe the division of duties is especially appropriate as it facilitates the appropriate level of communication between the Board of Directors and executive management for Board oversight of the Company and its management. In addition, we believe that the current separation provides a more effective monitoring and objective evaluation of the performance of the CEO.
Pursuant to our Governance Policies (available on our website at ir.pilgrims.com/corporate-governance/documents-charters), when the Chairman is not an independent Director, the Board will either designate an independent Director to preside at the meetings of the non-management and independent Directors or they will prescribe a procedure by which a presiding Director is selected for these meetings. In the absence of another procedure being adopted by the Board, the person appointed will be the independent Director with the longest tenure on the Board in attendance at the meeting.
Board Risk Oversight
The Company’s management is responsible for the ongoing assessment and management of the risks the Company faces, including risks relating to capital structure, strategy, liquidity and credit, financial reporting and public disclosure, legal and regulatory compliance, information technology, cybersecurity, operations, and environmental, social and governance. We focus not only on operational risk, but financial and strategic risk as well. These areas of focus include input costs (commodity pricing, live and processed product cost and spoilage), revenue risk (sales price and mix), financial risk (adequate controls, timely and effective reporting systems and other management and governance systems) as well as competitive risks and market trends. We aim to identify, categorize and respond to these risks to manage as much of their impact on our business as possible.
The Board oversees management’s policies and procedures in addressing these and other risks. Our executive officers regularly report to the non-executive directors, the Audit Committee and the Compensation Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. With respect to cybersecurity, our Board receives updates from the appropriate executives on the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. Additionally, each of the Board’s standing committees (which, as of 2022, included the Audit Committee, the Compensation Committee and the two Nominating Committees) monitor and report to the Board those risks that fall within the scope of such committees’ respective areas of oversight responsibility. For example, the full Board directly oversees strategic risks. The Nominating Committees directly oversee risk management relating to Director nominations and independence. The Compensation Committee directly oversees risk management relating to employee compensation, including any risks of compensation programs encouraging excessive risk-taking. Finally, the Audit Committee directly oversees risk management relating to financial reporting, accounting and financial controls, public disclosure, and legal and regulatory compliance. The Audit Committee is also responsible for assessing the steps management has taken to monitor and control these risks and exposures and discussing guidelines and policies with respect to the Company’s risk assessment and risk management. In addition, the Board established a fifth standing committee, the Sustainability Committee, in August 2022 to oversee the Company’s sustainability policies, strategies, and programs.
Board of Directors Independence
Our Board of Directors has affirmatively determined that each of Wallim Cruz de Vasconcellos Junior, Farha Aslam, Joanita Karoleski, Ajay Menon, Arquimedes A. Celis and Raul Padilla has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of Nasdaq rules.
Board of Directors and Committee Meetings and Executive Sessions
During 2022, the Board of Directors held a total of seven meetings and its committees held a total of eight meetings, as detailed in the table below. During 2022, each incumbent Director attended at least 75% of the meetings of the Board and the various committees on which he or she served that were held during his or her term of service on the Board and the applicable committees. Generally, the Board holds executive sessions of non-management Directors four times per year. In 2022, the Board held an executive session of non-management Directors one time.
The Board of Directors has established the following Board committees: Audit, Compensation, JBS Nominating, Equity Nominating, and Sustainability.
The following table summarizes the membership of each of the Board’s Committees.

Name	Audit	Compensation	Nominating
			JBS	Equity	Sustainability(b)
Farha Aslam	X				X
Arquimedes A. Celis	X	X		X
Wallim Cruz de Vasconcellos Junior	X*			X
Joanita Karoleski					X
Ajay Menon				X	X
Raul Padilla(a)
Andre Nogueira de Souza		X	X		X
Gilberto Tomazoni		X*	X
Vincent Trius			X
Total meetings in 2022	5	None	None	1	2
* Committee Chair
(a)Mr. Padilla joined the Board of Directors in April 2022 upon the retirement of Michael L. Cooper.
(b)The Sustainability Committee was formed in August 2022.
The Company has no formal policy regarding the attendance of Directors at annual meetings of stockholders but encourages each Director to attend the annual meeting of stockholders. All of our Directors who served on the Board at the time of our 2022 annual meeting of shareholders attended that meeting.
Committees of the Board of Directors
To assist in carrying out its duties, the Board of Directors has delegated certain authority to the Audit, Compensation, JBS Nominating, Equity Nominating, and Sustainability Committees. Each committee of the Board meets to examine various facets of our operations and take appropriate action or make recommendations to the Board of Directors.
Audit Committee. Our Audit Committee’s responsibilities include selecting our independent registered public accounting firm, reviewing the plan and results of the audit performed by our independent registered public accounting firm and the adequacy of our systems of internal accounting controls, discussion of significant accounting matters with management, overseeing our internal audit function and other risk assessment items, and monitoring compliance with our conflicts of interest and business ethics policies. The Audit Committee is composed entirely of Directors who the Board of Directors has determined to be independent within the meaning of the Nasdaq standards applicable to audit committee members and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each of the members of the Audit Committee is financially literate for purposes of the applicable standards of Nasdaq and that Wallim Cruz de Vasconcellos Junior is an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission (the “SEC”). The Audit Committee has an Audit Committee Charter, which is available on our website at ir.pilgrims.com/corporate-governance/documents-charters.
Compensation Committee. Our Compensation Committee reviews the remuneration policies and practices of our officers. For more information on the role of our Compensation Committee, see “Compensation Discussion and Analysis—Role of the Compensation Committee and Executive Officer in Compensation Decisions.”
In reliance on certain exemptions available to controlled companies under Nasdaq rules, the Compensation Committee does not have a Charter. For more information on this exemption and the composition of our Compensation Committee, see “Controlled Company Exemption” below.
Nominating Committees. Under our Certificate of Incorporation, the Board has two Nominating Committees: the JBS Nominating Committee and the Equity Nominating Committee.
The JBS Nominating Committee has the exclusive authority to nominate the JBS Directors, fill JBS Director vacancies and select the members of the JBS Nominating Committee. The Equity Nominating Committee has the exclusive authority to nominate the Equity Directors, fill Equity Director vacancies, select the members of the Equity Nominating Committee, and to call a special meeting of stockholders under certain circumstances. The Equity Nominating Committee, acting by majority vote, also has the exclusive right to control the exercise of our rights and remedies under the JBS Stockholders Agreement. Any member or alternate member of the Equity Nominating Committee may be removed only by the approval of a majority of the members of the Equity Nominating Committee.
For so long as JBS and its affiliates beneficially own 35% or more of our outstanding common stock, no person may be nominated as an Equity Director by the Equity Nominating Committee if JBS reasonably determines that such person (1) is unethical or lacks integrity or (2) is a competitor or is affiliated with a competitor of the Company.
Two Equity Directors must satisfy the independence requirements of Rule 10A-3 under the Exchange Act, and be financially literate, and, for so long as there are two or more Equity Directors on the Board, at least one Equity Director must qualify as an “audit committee financial expert” as that term is used in Item 407 of Regulation S-K under the Exchange Act (or any successor rule). Mr. Vasconcellos satisfies the independence requirements and currently qualifies as an “audit committee financial expert”, and Mr. Celis satisfies the independence requirements and is financially literate.
If JBS and its affiliates own at least 50% of our outstanding common stock, at least one JBS Director is required:
•to be an independent director under the Nasdaq listing standards,
•to satisfy the independence requirements of Rule 10A-3 under the Exchange Act, and
•to be financially literate.
Ms. Aslam currently satisfies each of these requirements.
Each of the Board’s Nominating Committees has a Charter, current copies of which are available on our website at ir.pilgrims.com/corporate-governance/documents-charters.
Sustainability Committee. Our Sustainability Committee was formed in August 2022 to assist the Board in its responsibility to oversee the Company’s sustainability policies, strategies, and programs, including analyzing external trends, overseeing investment priorities, reviewing performance goals, managing risks, reviewing disclosures, and reviewing relationships with stakeholders, in each case, related to sustainability matters. The Sustainability Committee is composed of at least two Directors who the Board of Directors has determined to be independent within the meaning of the Nasdaq standards. Ms. Aslam, Ms. Karoleski, and Mr. Menon satisfy this requirement.
The Sustainability Committee has a Sustainability Committee Charter, which is available on our website at ir.pilgrims.com/corporate-governance/documents-charters.
Director Nomination Process
The Board and the Nominating Committees acknowledge the benefits of broad diversity throughout the Company, including at the level of the Board. Accordingly, the Nominating Committees strive to achieve a balance of knowledge, experience and perspective on the Board, selecting Directors based upon, among other things, their integrity, diversity of experience, business or other relevant experience or expertise, proven leadership skills, their ability to exercise sound judgment, understanding of the Company’s business environment, and willingness to devote adequate time and effort to Board responsibilities.
The following demonstrates the diversity of our current Board in terms of gender and race/ethnicity:

Board Diversity Matrix (As of March 27, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	5	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	1	—	—
Two or More Races or Ethnicities	—	—	—	—
Did Not Disclose Demographic Background	—
In addition, each of the Nominating Committees will consider stockholder recommendations for candidates for the Board, whether as a JBS Director or Equity Director. Recommendations should be sent to Pilgrim’s Pride Corporation, Legal Department, 1770 Promontory Circle, Greeley, Colorado 80634. Such recommendations must satisfy our bylaw requirements relating to director nominations, as described in “Stockholder Proposals for 2024 Annual Meeting of Stockholders.” The Nominating Committees utilize the same criteria for evaluating candidates regardless of the source of the referral (including stockholders).
Pursuant to the Governance Policies, the Board and the Nominating Committees from time to time review the experience and characteristics appropriate for board members and director candidates in light of the Board’s composition at the time and skills and expertise needed for effective operation of the Board and its committees. In identifying prospective director candidates, the Nominating Committees may use multiple sources, including their members’ contacts and referrals from other Directors, members of management, the Company’s advisors, executive search firms, and, in the case of the JBS Director nominees, employees of JBS and its affiliates. When considering director candidates, the Nominating Committees seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board's effectiveness. In connection with their annual evaluation of a slate of nominees, the Nominating

Committees may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
When considering whether the JBS Director nominees and Equity Director nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Nominating Committees focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in Proposals 1 and 2. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the nomination by the JBS Nominating Committee and the Equity Nominating Committee of the JBS Director nominees named in Proposal 1 and the Equity Director nominees named in Proposal 2, respectively.
Communications with the Board of Directors
Stockholders and other interested parties may communicate directly with our Board of Directors, any of its committees, all independent Directors, all non-management Directors, or any one Director serving on the Board by sending written correspondence to the desired person or entity addressed to the attention of our Legal Department at Pilgrim’s Pride Corporation, 1770 Promontory Circle, Greeley, Colorado 80634. Communications are distributed to the Board, any subset of its members or to any individual Director, as appropriate, depending on the facts and circumstances outlined in the communication.
Information about our Executive Officers
The following is information about our executive officers, including their ages as of March 27, 2023.
Fabio Sandri, 51, was named Chief Executive Officer in September 2020 and previously served as our Chief Financial Officer beginning in June 2011. From April 2010 to June 2011, Mr. Sandri served as the Chief Financial Officer of Estacio Participações, the private post-secondary educational institution in Brazil. From November 2008 until April 2010, he was the Chief Financial Officer of Imbra SA, a provider of dental services based in Sao Paolo, Brazil. Commencing in 2005 through October 2008, he was employed by Braskem S.A., a New York Stock Exchange-listed petrochemical company headquartered in Camaçari, Brazil, first from 2005 to 2007 as its strategy director, then from 2007 until his departure as its corporate controller. He earned his Master of Business Administration degree in 2001 from the Wharton School at the University of Pennsylvania and a degree in electrical engineering in 1993 from Escola Politécnica da Universidade de São Paulo.
Matthew Galvanoni, 50, has served as our Chief Financial Officer since March 2021. In this role, he also succeeded Mr. Sandri as our principal financial officer, as defined by SEC rules. Prior to his appointment to the Company, Mr. Galvanoni served as the Vice President, Finance, of Ingredion Incorporated, a leading global ingredients solutions company, from 2016 until 2021. Mr. Galvanoni joined Ingredion in 2012, serving in the role of Global Corporate Controller and Chief Accounting Officer, where he managed the company's accounting-related and external financial reporting responsibilities. Mr. Galvanoni started his career at PricewaterhouseCoopers LLP in 1994 and subsequently held several financial leadership positions at Exelon Corporation, where he most recently served as Assistant Corporate Controller. Mr. Galvanoni graduated from the University of Illinois with a Bachelor of Accounting degree and later received a Master of Business Administration degree from the Kellogg School of Management at Northwestern University.
Code of Business Conduct and Ethics and Corporate Governance Policies
Our Board of Directors has adopted a Code of Conduct and Governance Policies of the Board of Directors. The full texts of the Code of Conduct and Governance Policies are posted on our website at ir.pilgrims.com/corporate-governance/documents-charters. We intend to disclose, if required, future amendments to, or waivers from, certain provisions of the Code of Conduct on our website within four business days following the date of such amendment or waiver.
Controlled Company Exemption

We are a “controlled company” under the Nasdaq listing standards because JBS owns or controls over 50% of the voting power for the election of directors as of the Record Date. Accordingly, we take advantage of certain exemptions from certain corporate governance requirements under Nasdaq rules, including the requirement to have a fully independent compensation committee with a charter and for Director nominations to be made or recommended to the Board solely by a group of independent Directors.
2022 DIRECTOR COMPENSATION
Our director compensation program provides that each non-employee Director will receive an annual cash retainer of $140,000, paid quarterly in arrears. Each non-employee Director will receive restricted stock units (“RSUs”) with a value of $60,000 annually, calculated using a stock price to be determined as of the date of the Company’s annual meeting of stockholders and vesting in full upon termination of service with the Board of Directors. The Chairmen of the Audit Committee, Compensation Committee, and Sustainability Committee receive a $15,000 annual cash retainer and other members of those committees receive a $10,000 annual cash retainer per year. In addition, we provide reimbursement to our Directors for their reasonable expenses related to their service as members of the Board of Directors and any committees thereof.
The following table sets forth certain information with respect to our Director compensation for the fiscal year ended December 25, 2022. Current Board members Gilberto Tomazoni, Andre Nogueira de Souza and Vincent Trius did not receive any compensation for their service as Directors.

Director	Fees Earned or Paid in Cash(a)	Stock Awards(b)	All Other Compensation	Total
Farha Aslam(c)	$154,167	$60,000	$—	$214,167
Arquimedes A. Celis(d)	153,333	60,000	—	213,333
Michael L. Cooper(e)	55,000	—	—	55,000
Joanita Karoleski(f)	144,167	60,000	—	204,167
Ajay Menon(g)	144,167	60,000	—	204,167
Raul Padilla(h)	93,333	60,000	—	153,333
Wallim Cruz de Vasconcellos Junior(i)	153,333	60,000	—	213,333
(a)This includes compensation earned for service in the fourth quarter of 2022 that was paid out in the first quarter of 2023.
(b)Non-employee Directors were each granted 2,245 RSUs based on the April 27, 2022 grant date share price of $26.73. The dollar amounts represent the aggregate grant date fair value of stock awards granted during fiscal year 2021. The grant date fair value of an award is measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) using the assumptions discussed in Note 16 to our financial statements for the fiscal year ended December 25, 2022 included in the Company's Annual Report on Form 10-K filed with the SEC on February 9, 2023 (the “Form 10-K”).
The following table provides a summary of the aggregate number of unvested RSUs outstanding for each of our directors with RSUs in the table above as of December 25, 2022:

Director	Unvested RSUs Outstanding
Farha Aslam	9,636
Arquimedes A. Celis	9,636
Joanita Karoleski	4,676
Ajay Menon	4,676
Raul Padilla	2,245
Wallim Cruz de Vasconcellos Junior	12,422
(c)Includes a prorated fee of $4,167 due to Ms. Aslam joining the Sustainability Committee upon its formation in August 2022.
(d)Includes two prorated fees of $6,667 due to Mr. Celis joining both the Audit and Compensation Committees in May 2022.
(e)Mr. Cooper retired from the Board effective April 2022.
(f)Includes a prorated fee of $4,167 due to Ms. Karoleski joining the Sustainability Committee upon its formation in August 2022.
(g)Includes a prorated fee of $4,167 due to Mr. Menon joining the Sustainability Committee upon its formation in August 2022.
(h)Includes a prorated annual fee due to Mr. Padilla joining the Board in April 2022.
(i)Includes a prorated fee of $13,333 for Mr. Vasconcellos being appointed as the Chairman of the Audit Committee in May 2022.

PROPOSAL 3. APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board is providing stockholders with the opportunity to cast an advisory vote on the compensation of our NEOs as required by Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our NEOs.
The “Say-on-Pay” vote is advisory and thus not binding on the Compensation Committee or the Board. The advisory vote will not affect any compensation already paid or awarded to any NEO and will not overrule any decisions by the Compensation Committee or the Board. The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the vote is non-binding, the Compensation Committee and the Board will review and carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future decisions regarding executive compensation programs.
At the 2021 annual meeting, approximately 96.3% of votes present (including abstentions and broker non-votes) voted for the “Say-on-Pay” proposal related to NEOs. In consideration of the results, the Compensation Committee acknowledged the support received from our stockholders and viewed the results as a confirmation of the Company’s existing executive compensation policies and decisions. Accordingly, we did not significantly change our executive compensation principles and objectives in 2021 in response to the advisory vote of our stockholders.
We design our executive compensation programs to implement our core objectives of attracting key leaders, motivating our executives to remain with the Company for long and productive careers, rewarding sustained financial and operating performance and leadership excellence and aligning the long-term interests of our executives with those of our stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement. In the CD&A, we have provided stockholders with a description of our compensation programs, including the principles and policies underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered. The Board believes that the policies and practices described in the CD&A are effective in achieving the Company’s goals. In furtherance of these goals, among other things, our compensation programs have been designed so that a significant portion of each executive’s total compensation is tied not only to how well he performs individually, but also, where applicable, is “at risk” based on how well the Company performs relative to applicable financial objectives. We also believe that equity incentives are aligned with our core objectives of aligning the long-term interests of our executives with those of our stockholders, attracting and retaining key leaders, and rewarding sustained performance and leadership excellence. The vote on this proposal relates to the overall compensation of our NEOs, as described in this proxy statement, pursuant to Item 402 of Regulation S-K of the SEC (namely, the CD&A, compensation tables and accompanying narrative disclosures found on pages 23 to 41). Accordingly, the Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the 2023 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and accompanying narrative disclosures, is hereby APPROVED in a non-binding vote.”
The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote.
The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the NEOs each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2024 annual meeting of stockholders.
The Board of Directors recommends that you vote “FOR” the approval of the advisory vote on executive compensation. Proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 4. APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
Periodically, we will include in the proxy materials for a meeting of stockholders where compensation disclosure is required, a resolution subject to an advisory vote to approve the compensation of NEOs. This proposal gives our stockholders the opportunity to advise our Board how often we should conduct an advisory Say-on-Pay vote on the compensation of our NEOs and is being submitted to stockholders as required by Section 14A of the Exchange Act. At the 2011 and 2017 annual meetings of stockholders, our stockholders voted to hold an advisory vote to approve the compensation of our NEOs on an annual basis. This year, we are again requesting your advisory vote to determine whether a vote on the type of resolution described above will occur every one, two or three years.
The frequency of the Say-on-Pay vote is advisory and thus not binding on the Compensation Committee or Board. The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the vote is non-binding, the Compensation Committee and the Board will review and carefully consider the outcome of this advisory vote and those opinions when considering how frequently we should conduct an advisory Say-on-Pay vote on the compensation of our NEOs.
After careful consideration of the various arguments supporting each frequency level, the Board continues to believe that submitting the advisory vote on executive compensation to stockholders on an annual basis is appropriate for the Company and its stockholders at this time. An annual vote allows our stockholders to provide us with regular and comprehensive input on important issues such as our executive compensation programs and practices as disclosed in the Company’s proxy statement each year.
Accordingly, the Board recommends that you vote in favor of holding an advisory vote of the stockholders of the Company to approve the compensation of NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, every year at an annual meeting of stockholders beginning with the 2024 annual meeting of stockholders.
The enclosed proxy card gives you four choices for voting on this item. You can choose whether the Say-on- Pay vote should be conducted every one year, every two years, or every three years. You may also abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation.
The advisory vote on the frequency of conducting the Say-on-Pay vote is a non-binding vote, meaning that we will not be obligated to conduct the Say-on-Pay vote with the frequency chosen by our stockholders at the Annual Meeting. Abstentions and broker non-votes will have no effect on the proposal. Notwithstanding the advisory nature of the vote, the frequency option that receives the highest number of votes cast at the Annual Meeting will be considered passed.
The Board of Directors recommends that you vote for conducting a Say-on-Pay vote every ONE YEAR. Proxies will be so voted unless stockholders specify otherwise.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board of Directors of the Company has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2022.

Compensation Committee

Gilberto Tomazoni, Chairman
Arquimedes Celis
Andre Nogueira de Souza

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The discussion below summarizes a number of our performance highlights and how these affect the variable compensation of our NEOs. For fiscal year 2022, we achieved net sales of $17.5 billion while generating net income of $745.9 million, and GAAP earnings per diluted share of $3.11. Our adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $1.6 billion, or a 9.4% margin.
Our NEOs for 2022 were Mr. Fabio Sandri, our current President and CEO; and Mr. Matthew Galvanoni, our current Chief Financial Officer (“CFO”).
Company Performance and Pay
The Compensation Committee has designed key elements of our executive compensation program to align pay with our performance. The Compensation Committee has structured the terms of executive officer compensation so that a significant amount of our NEO’s annual compensation is tied to both the performance of the Company and his respective individual performance, and therefore, would be “at risk.” The Compensation Committee’s compensation decisions for 2022 reflect the Company’s strong performance in multiple financial areas.
The Company’s specific 2022 achievements included the following, among others:
•The Company achieved strong results relating to net sales of $17.5 billion, net income of $745.9 million, or $3.11 per diluted share, and net cash provided by operations of $669.9 million.
•As of our fiscal year ended December 25, 2022, the Company had $434.8 million of cash and cash equivalents and availability under our debt agreements of $1.0 billion.
•The Company continued its efforts on cost reductions, more effective processes, training and its total quality management program.
•The Company successfully integrated the Kerry Consumer Foods’ Meats and Meals businesses acquired in September 2021.
For more information regarding our financial performance during fiscal year 2022, see our 2022 Form 10-K. For a reconciliation of non-GAAP financial measures for fiscal year 2022, see Annex A at the end of this proxy statement.
Our Executive Compensation
The Company’s compensation principles are intended to implement our core objectives of aligning the long-term interests of our executives with those of our stockholders, attracting and retaining key leaders, and rewarding sustained financial and operating performance and leadership excellence. In pursuing these objectives, the Compensation Committee uses certain guiding principles in designing the specific elements of the executive compensation program. These guiding principles and policies are that:
•incentive compensation should represent a significant portion of total compensation;
•compensation should be performance-based;
•incentive compensation should balance short-term and long-term performance;
•compensation levels should be market competitive; and
•superior performance should be rewarded.
In order to further these guiding principles, the key components of our compensation in 2022 included (1) cash compensation, in the form of base salaries and cash incentive compensation; (2) long-term equity compensation, in the form of RSUs that are earned, if at all, based on the achievement of financial performance metrics designed to reinforce our business objectives and restricted stock and RSUs that vest over time; and (3) other non-cash compensation, such as retirement, health and welfare benefits, and certain other limited perquisites and benefits.
The Compensation Committee believes a significant portion of the compensation to our NEOs should be performance-based. The Compensation Committee also believes that each NEO’s compensation should be balanced with long-term incentives. Accordingly, a significant portion of the compensation to our NEOs was awarded in performance RSUs, which were earned when specific performance targets were met and vest ratably over a three-year period. The Compensation Committee believes these equity awards more closely align our NEOs’ incentives with the long-term interests of our stockholders, including growing our business and improving the Company’s profitability relative to its peers.
Additionally, the Company maintains the following policies and practices that support the Company’s “pay-for-performance” principles:
•the prohibition of Company personnel, including the NEOs, from engaging in any short-term trading, speculative securities transactions, engaging in short sales, and buying or selling put options, call options or other derivative securities;
•holding an annual say-on-pay advisory vote;
•aligning our executive pay with performance, including by awarding performance-based equity awards;
•maintaining clawback provisions in our Long-Term Incentive Program; and
•our policy of not having any change-in-control payments or excise tax gross-ups.
Following the end of each fiscal year, the Compensation Committee conducts a review of all components of the Company’s compensation program. In conducting its review, the Compensation Committee reviews information related to each NEO’s individual performance, total compensation, each of the components of compensation, and the Company’s performance. Our compensation principles and objectives did not significantly change in 2022.
Executive Compensation Principles, Policies and Objectives
The Compensation Committee is responsible for establishing the principles that underlie our executive compensation program and guiding the design and administration of specific plans, agreements and arrangements for our executives. Our compensation principles are intended to implement our core objectives of attracting key leaders, motivating our executives to remain with the Company for long and productive careers, rewarding sustained financial and operating performance and leadership excellence and aligning the long-term interests of our executives with those of our stockholders. Our executive compensation principles and policies, which are established and refined from time to time by the Compensation Committee, are described below:
Incentive compensation should represent a significant portion of total compensation. A significant portion of our executive officers’ total compensation should be tied not only to how well they perform individually, but also, where applicable, should be “at risk” based on how well the Company performs relative to applicable financial objectives.
Compensation should be performance-based. Compensation should be subject to performance-based awards as an executive officer’s range of responsibility and ability to influence the Company’s results increase.
Incentive compensation should balance short-term and long-term performance. Executive compensation should be linked to building long-term stockholder value while remaining consistent with our business objectives and values. Our executive compensation program addresses this objective by including long-term incentives in the form of equity-based awards, such as restricted stock and RSUs.

Compensation levels should be market competitive. Compensation should be competitive in relation to the marketplace and the Compensation Committee therefore considers market compensation data compiled and prepared by management.
Superior performance should be rewarded. Outstanding achievement should be recognized. The Board and the Compensation Committee consider the Company’s strategies, including a number of environmental, social and governance initiatives, when identifying the appropriate incentive measures and when assigning individual goals and objectives to the NEO and evaluate the individual’s performance against those goals and objectives in setting compensation.
In addition, we believe that our compensation programs for executive officers should be appropriately tailored to encourage employees to grow our business, but not encourage them to do so in a way that poses unnecessary or excessive material risk to us. For 2022, the Compensation Committee believes that our CEO and CFO compensation is consistent with our performance and economic and competitive industry conditions, and equity incentives are aligned with our actions to grow our business and improve the Company’s profitability relative to similarly-situated companies.
Role of the Compensation Committee and Executive Officer in Compensation Decisions
The Compensation Committee and the Board had the overall responsibility for approving executive compensation and overseeing the administration of our incentive and employee benefit plans. The Compensation Committee is responsible for establishing and overseeing the overall compensation structure, policies and programs of the Company and assessing whether our compensation structure resulted in appropriate compensation levels and incentives for executive management of the Company. The Compensation Committee’s objective is to ensure that the total compensation paid to each executive officer was fair, reasonable, competitive and motivational. The Compensation Committee conducts a review of all compensation for our NEOs and works with our CEO to evaluate and approve compensation of our senior executives other than the CEO. To the extent the roles are not held by the same person, our CFO reports directly to our CEO, who supervises the day-to-day performance of the CFO. Accordingly, in that case, the CEO evaluates the CFO’s individual performance against the Company-based performance factors, and makes recommendations to the Compensation Committee regarding his compensation. The Compensation Committee strongly considers the compensation recommendations and the performance evaluations by our CEO and any recommendations of the Board of Directors with respect to any non-CEO compensation. Neither the Compensation Committee nor Company management engaged a compensation consultant in 2022 for the purpose of determining or recommending the amount or form of executive compensation.
In determining the components of compensation, the Compensation Committee discusses strategic goals for our compensation program and considers the role of each of the elements of compensation in relationship to the overall pay mix. The Compensation Committee considers the total compensation targeted for each of the NEOs, individual and Company performance and the relationship between pay and performance. The Compensation Committee works with the CEO and the Company’s human resources representative, who make recommendations consistent with the guidelines established by the Compensation Committee to each element of compensation of our executive officers. The Compensation Committee evaluates the total compensation packages for our senior executives after considering the recommendations of the CEO and the Company’s human resources representative and evaluating the competitive market for executive talent, the Company’s performance relative to its competitors and the past compensation paid to each of our NEOs. The CEO does not make recommendations or participate in the Compensation Committee’s process for establishing the compensation of the CEO.
If the Compensation Committee determines that there is a misalignment in pay for performance or if the compensation of the NEOs is not appropriately aligned with the competitive market, the Committee may determine, in its discretion, to provide additional compensation to our NEOs in the form of cash or equity or combination thereof. The Compensation Committee believes that discretionary awards, where warranted, can be effective in motivating, rewarding and retaining our NEOs. For additional information, see “Additional Equity Awards” below.

Say-on-Pay
At the annual meeting of our stockholders held on April 28, 2017, our stockholders recommended in an advisory vote and the Compensation Committee subsequently approved that the Company holds an advisory vote on the compensation of the Company’s NEOs annually. At the annual meeting of our stockholders held on April 27, 2022, approximately 96.6% of votes present (including abstentions and broker non-votes) voted for the “Say-on-Pay” proposal related to our NEOs. In consideration of the results, the Compensation Committee acknowledged the support received from our stockholders and viewed the results as a confirmation of the Company’s existing executive compensation policies and decisions. Accordingly, we did not significantly change our compensation principles and objectives in 2022 in response to the advisory vote of our stockholders.
Compensation of our President and Chief Executive Officer
During fiscal year 2022, Mr. Sandri was entitled to an annual base salary for 2022 of $900,000, an annual cash bonus pursuant to the Short-Term Management Incentive Plan (the “STIP”) and performance-based equity grants under our long-term equity incentive programs. Additionally, Mr. Sandri is eligible to participate in the Company’s other benefit plans that are generally available to the Company’s senior officers.
Compensation of our Chief Financial Officer
During fiscal year 2022, Mr. Galvanoni was entitled to an annual base salary for 2022 of $500,000, an annual cash bonus pursuant to the STIP and performance-based equity grants under our long-term equity incentive programs. Additionally, Mr. Galvanoni is eligible to participate in the Company’s other benefit plans that are generally available to the Company’s senior officers.
Components of Compensation
The principal components of compensation for our NEOs were as follows:
•base salary;
•bonuses, including annual cash incentive compensation;
•long-term incentive compensation, including awards of RSUs earned based on the achievement of performance goals, time-vested restricted stock and RSUs;
•retirement, health and welfare benefit plans; and
•certain limited perquisites and other personal benefits.
Base Salary
We provide our NEOs and other employees with a base salary to provide a fixed amount of compensation for services during the fiscal year. Base salaries and any increases thereto are determined by the Compensation Committee for each of the executive officers on an individual basis, taking into consideration an assessment of individual contributions to Company performance, length of tenure, compensation levels for comparable positions, internal equities among positions and, with respect to executives other than the CEO, the recommendations of the CEO.
Annual Cash Incentive Compensation
Short-Term Management Incentive Plan
The Compensation Committee currently administers the STIP, which provides for the grant of annual incentive awards payable upon achievement of specified performance goals. The awards under the STIP may be paid, at the option of the Compensation Committee, in cash, or in the Company’s common stock, or in any combination of cash and common stock. For fiscal year 2022, all STIP awards were payable in cash. For each performance period, the Compensation Committee may establish one or more objectively determinable performance goals, based upon one or more of a variety of performance criteria specified in the STIP. In addition, for bonus awards not intended to qualify as qualified performance-based compensation, the Compensation Committee may establish performance goals based on other performance criteria as it deems appropriate in its sole discretion.
2022 STIP Goals. As part of developing the Company’s compensation strategy for the fiscal year ended December 25, 2022, the Compensation Committee established annual performance goals and payout amounts for our NEOs under the STIP based on income (loss) before income taxes as a percentage of the Company’s net revenues (“PBT Margin”). The Compensation Committee used each NEO’s base salary to establish his target payout amount under the STIP.
The Compensation Committee chose to utilize PBT Margin in setting performance goals and target payout amounts because PBT Margin has a higher correlation to cash flow and liquidity than EBITDA and because it aligns with the Company’s goals of driving overall operational results.
For fiscal year 2022, the Compensation Committee established the following PBT Margins for our NEOs:

PBT Margin	CEO Bonus as a % of Base Salary	CFO Bonus as a % of Base Salary
2% (Threshold)	25%	25%
2.5%	50%	50%
3%	75%	75%
4% (Target)	100%	100%
5%	125%	125%
6%	150%	150%
7%	175%	175%
8%	200%	200%
2022 STIP Awards. For purposes of the NEOs’ bonuses pursuant to the STIP, the PBT Margin for 2022 was determined by the Compensation Committee in accordance with the Company’s audited financial statements. Following the end of 2022, the Compensation Committee determined the Company’s STIP achievement was 150% based on a PBT Margin of 6.1%. For these purposes, the Compensation Committee determined to exclude certain non-recurring expenses such as the settlement agreements relating to broiler chicken antitrust litigation in the STIP calculation for fiscal year 2022. For more information about how PBT Margin is calculated from our audited financial statements, see Annex A at the end of this proxy statement.
Consequently, after a review of the PBT Margin for 2022, the Compensation Committee awarded Mr. Sandri a cash bonus of $1,350,000 and Mr. Galvanoni a cash bonus of $665,025 under the 2022 STIP.
Long-Term Incentive Compensation
The Company maintains the 2019 Long-Term Incentive Plan, which is administered by the Compensation Committee. The 2019 Long-Term Incentive Plan was approved by our stockholders at the 2019 Annual Stockholders Meeting The programs described below describe the terms of our equity awards made pursuant to the Plan.
2022 Long-Term Incentive Program
For fiscal year 2022 compensation, the Compensation Committee adopted the 2022 Long-Term Incentive Program (the “2022 Program”) under the Plan. Grants of target amounts of performance-based RSUs were made to Messrs. Sandri and Galvanoni in February 2022 under the 2022 Program. The purpose of the 2022 Program is to demonstrate improvement against our competitors in the industry. Under the 2022 Program, participants received target awards equal to a specified percentage of their base salary, with such awards being converted to RSUs depending on the Company’s achievement of the performance goals under the 2022 Program. Following the one-year performance period ended December 25, 2022, the RSUs that were earned vest ratably over a three-year service period and settle on December 31, 2023, December 31, 2024 and December 31, 2025. When each RSU vests, it converts to one share of the Company’s common stock. Messrs. Sandri and Galvanoni participated in the 2022 Program.

Performance Metrics for 2022 Program. The Compensation Committee selected performance goals for the 2022 Program to measure the Company’s profitability as compared to the profitability of specified competitors in the Company’s three geographic business segments—the U.S., Mexico and the U.K. and Europe.
•U.S. Business Segment Performance Metric: The profitability metric selected by the Compensation Committee for the U.S. business segment is earnings before interest and taxes (“EBIT”) per processed pound, which is calculated as EBIT divided by the pounds of chicken products produced over the same period. The Compensation Committee selected a performance goal that compared EBIT per processed pound generated by our U.S. geographic business segment in 2022 to the average EBIT per processed pound generated in 2022 by the 21 U.S. poultry companies reported by Agri Stats, Inc. (the “Agri Stats Survey”).
•Mexico Business Segment Performance Metric: The profitability metric selected by the Compensation Committee for the Mexico geographic business segment is EBIT margin, which is calculated as EBIT divided by net sales. The Compensation Committee selected a performance goal that compared EBIT margin generated by our Mexico geographic business segment in 2022 to the EBIT margin generated by Industrias Bachoco S.A.B. de C.V., a regional competitor, in 2022.
•U.K. and Europe Business Segment Performance Metric: The profitability metric selected by the Compensation Committee for the U.K. and Europe geographic business segment is EBIT margin, which is calculated as EBIT divided by net sales. The Compensation Committee selected a performance goal that compared EBIT margin generated by our Moy Park operations of the U.K. and Europe geographic business segment to the average EBIT margin generated by 2 Sisters Food Group Limited, Cranswick plc, and Scandi Standard AB, three regional competitors, in 2022 and a performance goal that compared EBIT margin generated by our Pilgrim’s Pride Limited operations (“Pilgrim’s U.K.”) of the U.K. and Europe geographic business segment to the average EBIT margin generated by Cranswick plc, a regional competitor, in 2022. The Compensation Committee did not include PFM’s results in the U.K. and Europe geographic business segment’s EBIT margin for fiscal year 2022.
In evaluating the selection of the specified key competitors identified above, the Compensation Committee considered the financial comparative appropriateness of the Company’s competitors in Mexico and the U.K. and Europe. The Compensation Committee chose the EBIT per processed pound metric under the Agri Stats Survey and the EBIT margin metric for Mexico and the U.K. and Europe because they provide a direct link between a NEO’s compensation and company performance, assessed in light of relevant peer companies and any positive and negative adjustments for unexpected market conditions.
2022 Program Grants. In February 2022, Messrs. Sandri and Galvanoni were granted performance-based awards under the 2022 Program that would be settled in RSUs if the awards were earned. The target award for Mr. Sandri was 31,690 RSUs and for Mr. Galvanoni was 17,606 RSUs. Each NEO was entitled to receive a weighted percentage of his target award based on the Company’s achievement in each geographic business segment as follows:

Geographic Segment	Geographic Segment Weighted %	Performance Measure
U.S.	65%	EBIT per processed pound (in cents) as reported in the Agri Stats Survey
Mexico	15%	Percent performance of the Company’s EBIT margin relative to selected competitor’s reported results for fiscal year 2022
U.K. and Europe:
Moy Park	15%	Percent performance of the Company’s EBIT margin relative to selected competitors’ reported results for fiscal year 2022
Pilgrim’s U.K.	5%	Percent performance of the Company’s EBIT margin relative to selected competitors’ reported results for fiscal year 2022

For the 2022 Program, the Compensation Committee set the target level of performance of the Company’s U.S. operations at the average set forth in the Agri Stats Survey, or two-and-three-quarters cents per processed pound. For the determination of percent performance of the Company relative to its competitor in Mexico, the Compensation Committee set the target level of performance at 4.00% higher than the reported EBIT margin of the Company’s competitor based on historical performance and expectations for fiscal year 2022 performance. For the determination of percent performance of the Company relative to its competitors in the U.K. and Europe, the Compensation Committee set the target level of performance for Moy Park at 1.00% higher than the reported average EBIT margin of the Company’s competitors based on historical performance and expectations for fiscal year 2022 performance and for Pilgrim’s U.K. at 3.70% lower than the EBIT margin of the Company’s competitor, Cranswick plc, based on historical performance and expectations for fiscal year 2022 performance. The Compensation Committee believes that these performance targets establish rigorous performance goals in each geographic business segment that are aligned with the Company’s short- and long-term operating and financial objectives.
The following table sets forth the performance targets for the 2022 Program grants:

	Payout Achievement Percentages(c)
Geographic Segment	50%	75%	100%	125%	150%	200%
U.S.(a)	2.25	2.50	2.75	3.00	3.50	3.75
Mexico(b)	3.00%	3.50%	4.00%	4.50%	5.00%	6.00%
U.K. and Europe(b):
Moy Park	0.50%	0.75%	1.00%	1.25%	1.50%	2.00%
Pilgrim’s U.K.	(5.00)%	(4.50)%	(3.70)%	(3.30)%	(2.80)%	(2.30)%
(a)EBIT per processed pound performance target (in cents). The payout achievement percentage described below is determined by comparing the EBIT per processed pound achieved by the Company’s U.S. operations in fiscal year 2022 to the EBIT per processed pound performance targets set forth in the table above.
(b)Target percentage point differential in EBIT margin performance relative to competitors. The payout achievement percentage described below is determined by comparing the EBIT margin in fiscal year 2022 of the Company’s operations in Mexico or the U.K. and Europe, respectively, to the selected competitor or competitors’ EBIT margin or average EBIT margin, respectively, and calculating the percentage point differential between the two EBIT margins. If the positive percentage point differential is achieved by the Company’s Mexico operations or Moy Park operations, or if the Pilgrim’s U.K. operations achieves a percentage point differential within the thresholds set above, then the payout percentage with respect to such achievement is determined by comparing such percentage point differential achieved for fiscal year 2022 to the percentage point differential targets set forth with respect to each geographic segment in the table above.
(c)Payout percentage is a percentage of the target award corresponding to the achieved target set forth in the table.
Messrs. Sandri and Galvanoni forfeited all granted RSUs under the 2022 Program calculated as the target award did not pass threshold for performance certification as of December 25, 2022. The forfeiture was determined by level of payout achievement for each geographic segment, based on actual performance, rounded down to the nearest achievement metric with no proration between achievement levels. For Messrs. Sandri and Galvanoni, the payout achievement for the 2022 Program was calculated as follows:

Geographic Segment	Actual Performance	2022 Payout Achievement Percentage(a)	Geographic Segment Weighted %	Weighted Average Payout(b)
U.S.	Did not meet payout threshold	0%	65%	0%
Mexico	Did not meet payout threshold	0%	15%	0%
U.K. and Europe
Moy Park	Did not meet payout threshold	0%	15%	0%
Pilgrim’s U.K.	Did not meet payout threshold	0%	5%	0%
Total Payout Achievement(c)				—%
(a)Payout achievement percentage was the payout percentage achieved for each geographic segment in 2022, based on actual performance rounded down to the nearest achievement metric with no proration between achievement levels.
(b)The weighted average payout is determined by the payout achievement multiplied by the geographic segment weighted percentage.
(c)Total payout achievement is the sum of the weighted average payouts for all three geographic segments.

On February 7, 2023, the Compensation Committee determined that the performance conditions pertaining to the 2022 Program target awards were achieved at 0% of the approved 2022 Program targets.
2023 Long-Term Incentive Program
For fiscal year 2023 compensation, the Compensation Committee adopted the 2023 Long-Term Incentive Program (the “2023 Program”) under the Plan. Grants under the 2023 Program were made to Messrs. Sandri and Galvanoni in March 2023. Following a one-year performance period ending December 31, 2023, RSUs that are earned based on 2023 performance will vest ratably over a three-year service period and settle on each of December 31, 2024, December 31, 2025 and December 31, 2026.
2023 Special Incentive Program
For fiscal year 2023 compensation, the Compensation Committee also adopted the 2023 Special Incentive Program (the "2023 SIP") under the Plan. A grant under the 2023 SIP was made to Mr. Galvanoni in March 2023. Under the 2023 SIP, each participant will be awarded 25% of his targeted funding under the 2022 Program as a discretionary acknowledgement of the participant's dedicated determination in a difficult and challenging time for the Company and industry. Each participant's SIP award will vest on December 31, 2023 and will be paid in cash in January 2024.
Retirement, Health and Welfare Benefit Plans
401(k) Salary Deferral Plan. Our NEOs receive no special employee benefits. During 2022, our NEOs were eligible to participate on the same basis as other employees in the Company’s 401(k) salary deferral plan (the “401(k) Plan”). Contributions to the 401(k) Plan are made up of a 30% matching contribution on the first 6% of pay to the extent such contributions are not in excess of the Internal Revenue Code limits on contributions to 401(k) plans. Due to their status as highly compensated employees, our NEOs are only able to contribute up to 2% of their base salaries. Under the 401(k) Plan, the Company may make additional matching contributions or other profit sharing contributions at its discretion. There were no discretionary contributions in 2022. We do not have any other pension plan for our NEOs. In 2022, Messrs. Sandri and Galvanoni both participated in the 401(k) Plan.
Nonqualified Deferred Compensation. The Company sponsors the Pilgrim’s Pride Corporation 2015 Deferred Compensation Plan (the “Deferred Compensation Plan”) to help provide for the long-term financial security of our U.S. employees who meet the Internal Revenue Service definition of a “highly compensated employee,” which includes our NEOs and certain other key personnel. Under the Deferred Compensation Plan, participants may elect to defer up to 80% of their base salary and/or up to 80% of their annual cash bonus payment as part of their personal retirement or financial planning. Highly compensated employees who elect to defer compensation in the Deferred Compensation Plan must do so annually prior to the beginning of each calendar year and may direct the investment of the amount deferred and retained by us. The Deferred Compensation Plan is administered by the administrative committee appointed by our Board, and deferred compensation may be invested in authorized funds which are similar to the investment options available under our 401(k) Plan. Under the Deferred Compensation Plan, the Company may make additional matching contributions at its discretion and currently makes a matching contribution of up to 40% on the first 3% of pay. In 2022, Messrs. Sandri and Galvanoni both participated in the Deferred Compensation Plan.
Health and Welfare Benefit Plans. The Company also provides a variety of health and welfare benefit plans to all eligible employees to offer employees and their families protection against catastrophic loss and to encourage healthy lifestyles. The health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. Our NEOs generally are eligible for the same benefit programs on the same basis as our other domestic employees.
Perquisites and Other Personal Benefits
The Company provides certain limited perquisites and other personal benefits that we believe to be reasonable and consistent with our overall compensation program to better enable us to attract and retain competent executives for key positions. The Compensation Committee considers all and periodically reviews the levels of perquisites and other personal benefits in establishing the total compensation of our executive officers. During 2022, our NEOs were eligible to receive company-paid or company-subsidized life insurance and disability coverage on the same basis as our other U.S. employees. The Compensation Committee considered these perquisites and other personal benefits as essential and consistent with market practice in order to induce our NEOs to remain with the Company.
Severance Plan
The Company maintains the Pilgrim’s Pride Corporation Severance Plan (the “Severance Plan”) which provides severance payments to eligible employees if employment was terminated “without cause.” The Severance Plan does not cover termination due to death, disability or retirement, termination for cause or termination at the end of the leave of absence that exceeded the maximum permitted by the Company. Under the Severance Plan, in exchange for signing an enforceable waiver and release agreement, upon termination without cause, an NEO is entitled to receive as severance pay an amount equal to: 16 weeks of base pay plus two weeks of base pay per year of service in excess of two years up to a maximum of 52 weeks of base pay. In addition, if the Company provided less than two-weeks’ notice of termination without cause, an executive officer would have been entitled to up to two additional weeks of base pay in lieu of notice. Additional benefits available to eligible employees under the Severance Plan include career transition services as determined by the Company, including without limitation, written materials, company-sponsored training and job fairs. The terms of each NEO’s compensation do not provide for any change-in-control or retirement arrangements other than the vesting of RSUs granted to them under the Plan under certain circumstances in the case of a “change-in-control.” See the “2022 Potential Payments Upon Termination or Change-in-Control” table for additional information regarding the severance payable to our NEOs.
Policy on Hedging
The Company strongly discourages directors, officers and employees from engaging in hedging and monetization transactions with respect to Company securities. Hedging or monetization transactions can be accomplished through the use of various financial instruments, including prepaid variable forwards, equity swaps, collars and exchange funds. These transactions may permit continued ownership of the Company’s securities obtained through employee benefit plans or otherwise without the full risks and rewards of ownership. Any director, officer or employee wishing to enter into such an arrangement must first obtain pre-clearance from the Company’s CFO. However, if any hedging transaction is considered a short-sale under Company policy, then it is prohibited.
Policy on Pledging
The Company also strongly discourages directors, officers and employees from holding Company securities in a margin account or pledging such securities as collateral. Consequently, any director, officer or employee wishing to enter into such an arrangement must first obtain pre-clearance from the CFO.

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below summarizes compensation paid to or earned by our NEOs for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(a) ($)	Non-Equity Incentive Plan Compensation(b) ($)	All Other Compensation(c) ($)	Total ($)
Fabio Sandri	2022	$900,000	$—	$731,408	$1,350,000	$30,015	$3,011,423
President and CEO	2021	900,000	—	6,062,913	1,600,000	18,778	8,581,691
	2020	731,731	—	1,425,900	371,107	18,193	2,546,931
Matthew Galvanoni	2022	500,000	—	406,338	665,025	39,332	1,610,695
CFO	2021	384,615	—	921,087	500,000	99,594	1,905,296
Jayson Penn	2020	720,000	—	—	—	3,665	723,665
Former President and CEO
(a)The dollar amounts represent the aggregate grant date fair value of stock awards granted during each of the years presented. The grant date fair value of an award is measured in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 16 to the 2022 Form 10-K. For the awards subject to performance conditions, the grant date fair value is based upon the probable outcome of such conditions. For 2022, the dollar amount includes the grant date fair value of the 2022 Program for Messrs. Sandri and Galvanoni. Assuming the highest level of performance conditions will be achieved, the aggregate grant date fair value of the equity granted under the 2022 Program was $1,462,817 for Mr. Sandri and $812,676 for Mr. Galvanoni. The 2022 Program awards were forfeited as of the end of 2022.
(b)Reflects annual incentive cash compensation earned for each fiscal year of service pursuant to the STIP. See “Compensation Discussion and Analysis - Components of Compensation - Annual Cash Incentive Compensation” for a discussion of the 2022 STIP.
(c)The “All Other Compensation” column includes the following items of compensation:

Name	Year	Group-term life insurance ($)	Long-term disability premium ($)	Company 401(k) Match ($)	Deferred Compensation Plan Contributions ($)	Relocation ($)	COBRA Reimbursement ($)	Allowances ($)	Total ($)
Fabio Sandri	2022	$1,242	$543	$1,830	$26,400	$—	$—	$—	$30,015
	2021	1,242	543	1,740	15,253	—	—	—	18,778
	2020	805	543	1,710	14,785	—	—	350	18,193
Matthew Galvanoni	2022	1,242	543	1,054	6,000	30,293	—	200	39,332
	2021	498	334	—	—	93,093	5,669	—	99,594
Grants of Plan-Based Awards for Fiscal Year 2022

	Grant		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Type	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Fabio Sandri	2022 STIP		$225,000	$900,000	$1,800,000
	2022 Program	02/09/2022				15,845	31,690	63,380		$731,408
Matthew Galvanoni	2022 STIP		$125,000	$500,000	$1,000,000
	2022 Program	02/09/2022				8,803	17,606	35,212		$406,338

(a)The amounts reported in these columns reflect the threshold, target and maximum amounts available under the 2022 STIP, as determined by the Compensation Committee. For more information, see “Compensation Discussion and Analysis - Annual Cash Incentive Compensation.” Actual payments were made in fiscal 2023 and the amounts were reported in the Summary Compensation Table above.
(b)Reflects the grants under the 2022 Program. As of the date of grant, we expect the probable achievement of the performance goals will be 100% of target for each program. For more information, see “Compensation Discussion and Analysis - Long-Term Incentive

Compensation.” The 2022 performance was subsequently certified as not meeting thresholds and all 2022 Program awards were forfeited as of December 25, 2022.
Sandri and Galvanoni Employment Terms
Messrs. Sandri and Galvanoni do not have written employment agreements with the Company. For more information regarding compensation to our NEOs during fiscal year 2022 and the terms of our equity awards, see “Compensation Discussion and Analysis - Components of Compensation” and “Compensation Discussion and Analysis - Long-Term Incentive Compensation.”
Outstanding Equity Awards at December 25, 2022

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(a) (#)	Market Value of Shares or Units of Stock That Have Not Vested(b) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(a) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(b) ($)
Fabio Sandri	87,777	$2,060,126	473,468	$11,112,294
Matthew Galvanoni	—	—	54,700	1,283,809
(a)Consists of the following outstanding shares of our restricted stock:

Name	Award	Grant Date	Shares Outstanding	Vesting
Fabio Sandri	2019 Program	01/07/2019	10,464	Vests on 12/31/2022
	2020 Program	01/08/2020	30,646	Vests in equal installments on 12/31/2022 and 12/31/2023
	Time-vesting	12/08/2020	46,667	Vests in equal installments on 07/01/2023 and 07/01/2024
			87,777

	2021 FCF Program(1)	01/07/2021	375,000	Upon performance certification, vests ratably over three years in equal installments on 7/1/2024, 7/1/2025 and 7/1/2026
	2021 Program(1)	02/10/2021	98,468	Upon performance certification, vests ratably over three years in equal installments on 12/31/2022, 12/31/2023 and 12/31/2024
			473,468

Matthew Galvanoni	2021 Program(1)	03/15/2021	54,700	Upon performance certification, vests ratably over three years in equal installments on 12/31/2022, 12/31/2023 and 12/31/2024
(1)In accordance with SEC rules, this reflects the maximum payout of shares of the approved 2021 FCF Program and 2021 Program target for Messrs. Sandri and Galvanoni.
(b)Values determined based on December 25, 2022 closing market price of our common stock of $23.47 per share.

Stock Vested in Fiscal Year 2022
The following table provides information regarding shares that vested during fiscal year 2022 of our NEOs:

	Stock Awards(a)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(b) ($)
Fabio Sandri	52,255	$1,544,523
Matthew Galvanoni	—	—
(a)Reflects the vesting of equity awards during fiscal year 2022, as further described below:

Name	Award	Shares	Date of Vesting
Fabio Sandri	2018 Program	3,136	12/31/2021
	2019 Program	10,463	12/31/2021
	2020 Program	15,323	12/31/2021
	Time-vesting	23,333	07/01/2022
		52,255
(b)Reflects the aggregate market value of shares of our common stock vested on the applicable dates of vesting (including, for awards settled in cash, the aggregate cash value received from the Company).
Nonqualified Deferred Compensation for Fiscal Year 2022
The following table sets forth information regarding the deferral of components of our NEOs’ compensation on a basis that is not tax-qualified for the fiscal year 2022:

Name	Executive Contributions in Last Fiscal Year(a) ($)	Registrant Contributions in Last Fiscal Year(b) ($)	Aggregate Earnings (Loss) in Last Fiscal Year(c) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Fabio Sandri	66,000	26,400	(22,050)	—	237,411
Matthew Galvanoni	20,000	6,000	(1,167)	—	24,833
(a)Amounts in this column for the Deferred Compensation Plan represent salary and bonus deferrals pursuant to the Deferred Compensation Plan and are included in the “Salary” amounts in the Summary Compensation Table above.
(b)Amounts in this column for the Deferred Compensation Plan represent company-matching awards pursuant to the Deferred Compensation Plan and are included in the “All Other Compensation” amounts in the Summary Compensation Table above. For 2021 and 2020, Mr. Sandri received $15,253 and $14,785 in matching contributions, respectively, and as a result, these sums were included as compensation in the Summary Compensation Table in previous years for the year earned, as applicable.
(c)There were no above-market or preferential earnings with respect to any deferred compensation balances.
2022 Potential Payments Upon Termination or Change-in-Control
The information below describes certain compensation that would be paid to our NEOs in the event of a termination of their respective employment with the Company or under certain circumstances in the event of a change-in-control of the Company as of the last business day of fiscal year 2022. Our NEOs would not receive any payments or benefits upon termination for cause. The Company also has no arrangements under which the NEOs would receive any payments or benefits upon a change-in-control of the Company other than immediate vesting under certain circumstances of RSUs granted to the NEOs under the Plan.

Named Executive Officer / Element of Compensation	Termination due to Death or Disability ($)	Termination Other than for Cause, Death or Disability ($)	Change-in-Control ($)
Fabio Sandri
Severance payment(a)	$—	$605,769	$—
Self-insured payments(b)	1,600,000	—	—
Immediate vesting of RSUs(c)	5,867,500	—	9,083,148
Total for Mr. Sandri	$7,467,500	$605,769	$9,083,148
Matthew Galvanoni
Severance payment(a)	$—	$153,846	$—
Self-insured payments(b)	1,600,000	—	—
Immediate vesting of RSUs(c)	—	—	641,904
Total for Mr. Galvanoni	$1,600,000	$153,846	$641,904
(a)Calculated pursuant to the Severance Plan, as described in the Compensation Discussion and Analysis.
(b)For termination due to death not related to a business travel accident, the estate of Messrs. Sandri or Galvanoni would receive $1,000,000 from third-party insurers. For termination due to death related to a business travel accident, the estate of Messrs. Sandri or Galvanoni would receive $1,600,000 from third-party insurers. For termination due to long-term disability, Messrs. Sandri or Galvanoni may receive approximately $15,000 per month in long-term disability payments from third-party insurers.
(c)Under the 2022 Program, if the NEO’s employment with the Company ends for any reason, including death, the outstanding awards are immediately forfeited. For Mr. Sandri, this amount reflects the target amount of 2021 FCF Program awards that would vest upon termination due to death or disability. The amount that would immediately vest would be prorated at the time of termination. If a change-in-control occurs and the equity awards are not converted, assumed or replaced by a successor entity, then immediately prior to the change-in-control the awards will become fully exercisable and all forfeiture restrictions on the awards will lapse. These amounts represent the value of each NEO’s unvested RSUs at the target level that would vest in the event of a change-in-control using the closing price of the Company’s common stock on the last trading day of the fiscal year ended December 25, 2022 of $23.47.
CEO Pay Ratio for Fiscal Year End 2022
Pay Ratio
Our CEO to median employee pay ratio has been calculated in accordance with SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and in a manner consistent with Item 402(u) of Regulation S-K. Mr. Sandri’s annual total compensation in 2022 was $3,011,423. The median employee’s annual total compensation in 2022 was $29,122, calculated using the same methodology as used in the calculation of compensation for the Summary Compensation Table. As a result, the ratio of Mr. Sandri’s 2022 annual total compensation to the median employee’s 2022 annual total compensation was 103:1.
Identification of Median Employee
For purposes of identifying the median employee, we evaluated all employees, other than Mr. Sandri, employed by Pilgrim’s Pride as of December 25, 2022 and calculated each such employee’s total cash compensation as of December 25, 2022. Total cash compensation consists of annual base pay, annual wages (not including overtime), and target incentive compensation and bonuses at 100% of bonus opportunity. We did not make any material assumptions, adjustments, or estimates with respect to total cash compensation. The total compensation of each employee other than Mr. Sandri was then ranked lowest to highest to identify the median employee for 2022. We have had no significant changes to employee population or employee compensation that would indicate a need to re-identify a new median employee to calculate the 2022 pay ratio.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
As discussed in our CD&A above, our Compensation Committee aligns our executive pay with performance. The following table sets forth information regarding the compensation information for our NEOs and specific performance measures for the 3 most recent fiscal years:

							Cumulative Total Shareholder Return (“TSR”) on $100 Initial Investment		(in thousands)
	Summary Compensation Table - PEO #1(1) ($)	Compensation Actually Paid - PEO #1(2) ($)	Summary Compensation Table - PEO #2(1) ($)	Compensation Actually Paid - PEO #2(2) ($)	Summary Compensation Table - Non-PEO NEO(1) ($)	Compensation Actually Paid - Non-PEO NEO(2) ($)	PPC TSR	Peer Group TSR	Net Income ($)	CSM: Profit Before Taxes Margin (%)
2022	3,011,423	95,033	—	—	1,609,641	1,203,303	$72.19	$87.04	746,538	6.1%
2021	8,581,691	16,487,836	—	—	1,905,296	2,716,224	83.56	102.90	31,268	5.1%
2020	2,546,931	(2,709,606)	723,665	(11,406,682)	—	—	58.69	86.84	95,070	3.1%
(1)The PEOs and Other NEOs for each year reported in this table are:

Year	PEO #1	PEO #2	Other NEOs
2022	Fabio Sandri	N/A	Matthew Galvanoni
2021	Fabio Sandri	N/A	Matthew Galvanoni
2020	Fabio Sandri	Jayson Penn	N/A
(2)None of our NEOs participate in a pension plan; therefore, we did not report a change in pension value for any of the years reflected in this table, and a deduction from the SCT total related to pension value is not needed. The following table shows items added to or deducted from the Total Compensation in the Summary Compensation Table in order to calculate the amount of executive Compensation Actually Paid (or “CAP”), as shown in table above:

	2022			2021			2020
Adjustments	PEO #1 ($)	PEO #2 ($)	Average of Other NEOs ($)	PEO #1 ($)	PEO #2 ($)	Average of Other NEOs ($)	PEO #1 ($)	PEO #2 ($)	Average of Other NEOs ($)
Total Compensation from SCT	$3,011,423	$—	$1,609,641	$8,581,691	$—	$1,905,296	$2,546,931	$723,665	$—
Adjustments for stock and option awards:
(Subtraction): SCT amounts	(731,408)	—	(406,338)	(6,062,913)	—	(921,087)	(1,425,900)	—	—
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year end	—	—	—	13,044,043	—	1,506,985	2,472,077	—	—
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	(2,289,880)	—	—	1,149,663	—	—	(559,648)	—	—
Addition: Vesting date fair value of awards granted and vesting during such year	—	—	—	—	—	225,030	—	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	104,898	—	—	4,589	—	—	(1,786,666)	(1,787,262)	—
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	—	—	—	(229,237)	—	—	(3,956,400)	(10,343,085)	—
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	—	—	—	—	—	—	—	—
Compensation Actually Paid (as calculated)	$95,033	$—	$1,203,303	$16,487,836	$—	$2,716,224	$(2,709,606)	$(11,406,682)	$—
(3)Total shareholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on December 29, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table.
(4)Our peer group used for the TSR calculation is the peer group used to show our performance in our Form 10-K, which is comprised of two companies: Hormel Foods Corp and Tyson Foods Inc.
(5)Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link CAP to our NEOs for fiscal 2022 to our company’s performance, is Profit Before Taxes Margin (or “PBT Margin”). PBT Margin is a non-GAAP financial measure that takes GAAP Profit Before Taxes, adds back litigation settlement expense and in prior years, other nonrecurring items, and divides by Net Sales. For a reconciliation of this non-GAAP financial measure for fiscal year 2022, see Annex A at the end of this proxy statement.
Tabular List of Most Important Pay-for-Performance Financial Performance Measures
The following table lists the four most important financial performance measures that we use to align executive compensation with performance as discussed in the CD&A above:

Financial Performance Measures
PBT Margin(1)
U.S. EBIT per processed pound(2)
Mexico EBIT margin(3)
U.K. and Europe EBIT margin(4)
(1)PBT Margin is defined as income (loss) before income taxes as a percentage of the Company’s net sales. For a reconciliation of this non-GAAP financial measure for fiscal year 2022, see Annex A at the end of this proxy statement.
(2)U.S. EBIT per processed pound (in cents) is defined in the CD&A under “Performance Metrics for 2022 Program.”
(3)Mexico EBIT margin is defined in the CD&A under “Performance Metrics for 2022 Program.”
(4)U.K. and Europe EBIT margin is defined in the CD&A under “Performance Metrics for 2022 Program.”
The charts shown below compare the company-selected financial measure of PBT margin, net income, and PPC and peer group TSR as described above with executive compensation actually paid (or “CAP”) for each of the three most recent years:

CAP vs. PBT Margin
$20,000,000
$10,000,000
$—
$(10,000,000)
Compensation Actually Paid (in USD)
8.0%
6.0%
4.0%
2.0%
—%
PBT Margin
2020
2021
2022
CAP - PEO
CAP - Non-PEO NEO
PBT Margin

CAP vs. Total Shareholder Return
$20,000,000
$10,000,000
$—
$(10,000,000)
Compensation Actually Paid (in USD)
$120.00
$90.00
$60.00
$30.00
$—
Total Shareholder Return (Indexed at $100)
2020
2021
2022
CAP - PEO
CAP - Non-PEO NEO
TSR - PPC
TSR - Peer Group

CAP vs. Net Income
$20,000,000
$10,000,000
$—
$(10,000,000)
Compensation Actually Paid (in USD)
$800,000
$600,000
$400,000
$200,000
$—
Net Income (in thousands; in USD)
2020
2021
2022
CAP - PEO
CAP - Non-PEO NEO
Net Income

COMPENSATION RISKS
The Company has reviewed and assessed our compensation policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company. The Company’s management reviews compensation policies for the presence of certain elements that could encourage employees to take unnecessary or excessive risks; the ratios and level of incentive to fixed compensation, annual to long-term compensation and cash to equity compensation; and the comparison of compensation expense to earnings of the Company. Management’s assessment of the Company’s compensation policies is reviewed by the Compensation Committee as part of its risk oversight function.
The Company believes that its compensation programs for employees and executive officers are appropriately tailored to encourage employees to grow our business, but not to encourage them to do so in a way that poses unnecessary or excessive material risk. In particular, in 2022, the Company’s compensation programs were designed to provide the following:
•elements that balance short-term and long-term compensation;
•incentive compensation that rewards performance; and
•compensation with fixed and variable components.
As a result, the Company believes that executive officers and key employees receive a balance between competitive remuneration to encourage retention and compensation designed to provide opportunities to earn more by successfully executing our business strategy. The Company believes the design of these programs encourages our executive officers and key employees to perform at high levels and maximize Company performance without focusing exclusively on compensation performance metrics to the detriment of other important business metrics.
The Company also believes that its compensation program does not encourage excessive risk taking because the above compensation elements coupled with equity ownership in the Company provide a proper mix between long and short-term incentives. A significant portion of the NEOs’ total compensation is performance-based and tied to the profitability of the Company. Specifically, in 2022, Messrs. Sandri and Galvanoni were eligible to receive an annual cash bonus payable based on the Company’s PBT Margin. Additionally, Messrs. Sandri and Galvanoni have been granted equity awards and currently own a level of equity that the Company believes provides sufficient long-term incentives. The Company believes that the NEOs’ beneficial ownership of Pilgrim’s Pride common stock, which encourages long-term focus on sustainable performance, aligns their interests with those of our stockholders. For 2022, approximately 64.5% of the total target compensation of each of our CEO and CFO was “at risk,” or dependent upon the Company’s performance.
Overall, the Company concluded that there were no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2022, the members of the Compensation Committee were Michael L. Cooper, Arquimedes Celis, Gilberto Tomazoni, and Andre Nogueira de Souza. No member of the Committee was, during 2022, an officer, former officer or employee of the Company or any of our subsidiaries. We did not have any compensation committee interlocks in 2022. See “Related Party Transactions - Reportable Transactions” for additional information on the Company’s transactions with JBS.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers and Directors, and persons who own more than ten percent of our common stock (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Based on a review of such reports filed with the SEC during the most recent fiscal year, our internal records and any written representations from Reporting Persons, we believe that the Reporting Persons complied with all Section 16(a) filing requirements applicable to our Reporting Persons for the fiscal year ended December 25, 2022.

SECURITY OWNERSHIP
The following table sets forth certain information with respect to the beneficial ownership of our common stock by (1) each person known by us to own more than 5% of the outstanding shares of our common stock (the only class of voting securities outstanding); (2) each of our Directors and Director nominees; (3) our NEOs; and (4) all of our current Directors and executive officers as a group. The information below is provided as of March 7, 2023, unless otherwise indicated below.

Name and Beneficial Owner(a)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Outstanding Common Stock	Percent of Voting Power
JBS Wisconsin Properties, LLC(b)	195,445,936	82.56%	82.56%
Fabio Sandri	248,111	*	*
Matthew Galvanoni	31,053	*	*
Farha Aslam	9,636	*	*
Arquimedes A. Celis	9,636	*	*
Joanita Karoleski	4,676	*	*
Ajay Menon	4,676	*	*
Raul Padilla(c)	2,245	*	*
Gilberto Tomazoni	—	*	*
Vincent Trius	—	*	*
Andre Nogueira de Souza	—	*	*
Wallim Cruz de Vasconcellos Junior	12,422	*	*
All current executive officers and Directors as a group (11 persons)(a)	195,768,391	80.27%	80.27%
*    Less than 1%.
(a)Unless otherwise noted, the address for each individual is c/o Pilgrim’s Pride Corporation, 1770 Promontory Circle, Greeley, CO 80634-9038. To our knowledge, except as otherwise indicated, each of the persons listed above has sole voting and investment power with respect to shares beneficially owned.
(b)JBS Wisconsin Properties, LLC is a wholly owned, indirect subsidiary of JBS and indirectly beneficially owns 195,445,936 shares of our common stock. JBS is ultimately controlled by Joesley Mendonça Batista and Wesley Mendonça Batista, who jointly control and equally and indirectly own: (1) 100% of the equity interests in J&F Investimentos S.A., a Brazilian corporation, which owns approximately 48.83% of the outstanding capital of JBS; and (2) 100% of the equity interests in Fundo de Investimento em Participações Multiestratégia Formosa, a Brazilian investment fund, which owns approximately 7.67% of the outstanding capital of JBS. The address of JBS and JBS Wisconsin Properties, LLC is 1770 Promontory Circle, Greeley, CO 80634-9038.
(c)Mr. Padilla joined the Board of Directors in April 2022.
RELATED PARTY TRANSACTIONS
Related Party Transactions Policy
During 2022, in accordance with its Charter, our Audit Committee was responsible for reviewing and approving the terms and conditions of all proposed transactions required to be disclosed under Item 404 of Regulation S-K, including transactions between us and any of our officers or Directors, or relatives or affiliates of any such officers or Directors. Furthermore, our Certificate of Incorporation provides that all transactions required to be disclosed under Item 404 of Regulation S-K under the Exchange Act (“related party transactions”) must first be reviewed, evaluated and approved by the Audit Committee or other committee comprised solely of independent directors, such approval to be evidenced by a resolution stating that such committee has, in good faith, unanimously determined that such transaction complies with the provisions of our Certificate of Incorporation governing related party transactions. Any Audit Committee or other independent body member who was or is not independent with respect to a related party transaction under review has been required by our Audit Committee Charter to disclose his or her lack of independence to the remaining committee members and abstain from the review and approval of that transactions. Under our Certificate of Incorporation, neither we nor any of our subsidiaries may enter into certain sale and purchase transactions with or for the benefit of JBS and its affiliates, except on fair and reasonable terms that are no less favorable to us and/or our applicable subsidiary than those that could have been obtained in a comparable arm’s-length transaction with an unrelated third party. Additionally, pursuant to our Governance

Policies, we will not make significant charitable contributions to organizations in which a Director or his/her family member is affiliated, enter into consulting contracts with (or otherwise provide indirect forms of compensation to) a Director, or enter into transactions (other than service as a Director) with the Director or any business or nonprofit entity in which the director is a general partner, controlling stockholder, officer, manager, or trustee, or materially financially interested, without the prior approval of a majority of disinterested members of the full Board, and, if required by Nasdaq rules, the Audit Committee.
Reportable Transactions
Since December 27, 2021, the start of our fiscal year 2022, these transactions, along with all other related party transactions, received the approval of our Audit Committee. With the assistance of our management’s analysis, the Audit Committee reviewed the terms of all contracts entered into with related parties and determined that they were substantially similar to, and contained terms not less favorable to us than, those obtainable from unaffiliated parties.
The following are our related party transactions with amounts shown for the fiscal year 2022 (in thousands):

Expenditures paid by JBS USA Food Company on behalf of Pilgrim’s(a)	$91,568
Expenditures paid by Pilgrim’s on behalf of JBS USA Food Company(a)	53,065
Sales to related parties(b)	29,947
Purchases from related parties(b)	223,570
(a)We have an agreement with JBS USA to allocate costs associated with JBS USA’s procurement of SAP licenses and maintenance services for both companies. Under this agreement, the fees associated with procuring SAP licenses and maintenance services are allocated between the Company and JBS USA in proportion to the percentage of licenses used by each company. The agreement expires on the date of expiration, or earlier termination, of the underlying SAP license agreement. We also have an agreement with JBS USA to allocate the costs of supporting the business operations by one consolidated corporate team, which have historically been supported by their respective corporate teams. Expenditures paid by JBS USA on behalf of PPC will be reimbursed by PPC and expenditures paid by PPC on behalf of JBS USA will be reimbursed by JBS USA. This agreement expires on December 31, 2023.
(b)We routinely enter into transactions to sell our products to JBS USA and its subsidiaries and purchase products from them.

PROPOSAL 5. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board of Directors recommends the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. For information on the fees paid to KPMG LLP in fiscal years 2022 and 2021, see “Independent Registered Public Accounting Firm Fee Information.”
Representatives of KPMG LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will be given the opportunity to make a statement if they wish to do so.
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023. Proxies will be so voted unless stockholders specify otherwise.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and the independent registered public accounting firm, risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (who reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.
The Company’s management has primary responsibility for preparing our financial statements and for our financial reporting process. Our independent registered public accounting firm is responsible for auditing those annual financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with U.S. GAAP. The Audit Committee’s responsibility is to monitor and review these processes and have direct responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements, but not to verify independently the information provided to the Audit Committee.
In this context, the Audit Committee hereby reports as follows:
1.    The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.
2.    The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”).
3.    The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
4.    Based on the review and discussions set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2022 for filing with the SEC.
The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Audit Committee
Wallim Cruz de Vasconcellos Jr, Chairman Farha Aslam Arquimedes Celis

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION
The following table shows the aggregate fees for services rendered by KPMG LLP, the Company’s independent registered public accounting firm, for the fiscal years indicated:

	2022	2021
Audit fees(a)	$4,527,890	$3,926,736
Audit-related fees(b)	136,891	312,510
Tax fees	—	20,611
All other fees	—	—
Total	$4,664,781	$4,259,857
(a)Audit fees incurred are for the annual audit of the Company’s financial statements, the audit of internal controls over financial reporting (i.e., the Sarbanes-Oxley 404 Audit), the reviews of our quarterly reports on Form 10-Q, and statutory audits required in Mexico and the U.K. and Europe.
(b)Audit-related services principally include other attestation services such as agreed-upon procedures required for compliance with contracts or other statutes. For 2022, audit-related fees are primarily from work associated with Mexico social security law compliance reports.
The Audit Committee pre-approved all audit and non-audit fees of the independent registered public accounting firm during 2022 and 2021.
Pre-Approval Policies and Procedures
In accordance with its Charter, our Audit Committee has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm. Under these procedures, prior to the engagement of the independent registered public accounting firm for pre-approved services, requests or applications for the independent registered public accounting firm to provide services must be submitted to our CFO, or his designee, and the Audit Committee and must include a detailed description of the services to be rendered. The CFO, or his designee, and the independent registered public accounting firm must ensure that the independent registered public accounting firm is not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee’s pre-approval and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent registered public accounting firm and the related fees.
Requests or applications for the independent registered public accounting firm to provide services that require additions or revisions to the 2022 pre-approval will be submitted to the Audit Committee (or any Audit Committee members who have been delegated pre-approval authority) by the CFO or his designee. Each request or application must include:
•a recommendation by the CFO (or designee) as to whether the Audit Committee should approve the request or application; and
•a joint statement of the CFO (or designee) and the independent registered public accounting firm as to whether, in their view, the request or application is consistent with the SEC’s regulations and the requirements for auditor independence of the PCAOB.
The Audit Committee also will not permit the engagement to provide any services to the extent that the SEC has prohibited the provision of those services by independent registered public accounting firms.
The Audit Committee delegated authority to the Chairman of the Audit Committee to:
•pre-approve any services proposed to be provided by the independent registered public accounting firm and not already pre-approved or prohibited by this policy up to $25,000;
•increase any authorized fee limit for pre-approved services (but not by more than 30% of the initial amount that was pre-approved) before we or our subsidiaries engage the independent registered public accounting firm to perform services for any amount in excess of the fee limit; and

•investigate further the scope, necessity or advisability of any services as to which pre-approval is sought.
The Chairman of the Audit Committee is required to report any pre-approval or fee increase decisions to the Audit Committee at the following Audit Committee meeting.

PROPOSAL 6. APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
Our Board of Directors has approved, and recommends for approval by the stockholders, an amendment to Article Five, Section 5.2(b) of our Certificate of Incorporation.
Article 5 of the Company’s Certificate of Incorporation provides for a specified number of JBS Directors and Equity Directors, based upon the percentage ownership of JBS in the Company. In particular, the Certificate of Incorporation provides that the JBS Stockholder may choose to have seven (7) directors out of nine (9) total if it owns at least 80% of our issued and outstanding Common Stock. Under the proposed amendment, if the JBS Stockholder owns at least 80% of our issued and outstanding Common Stock, the JBS Nominating Committee may choose to increase the total number of directors to ten (10) and may choose to designate up to eight (8) directors.
The Company is proposing this amendment to the Certificate of Incorporation because it better aligns the composition of the Board with the ownership structure and it also provides for more flexibility to determine the best corporate governance structure for the Board at a particular time. Moreover, we believe the amendment is in the best interests of all of our stockholders by providing the option in certain circumstances to maintain the same Board composition, which the Board expects to do as of March 27, 2023.
The amendment to Article 5 of the Certificate of Incorporation is set forth in Annex B. The Board also has unanimously approved a corresponding amendment to the Company’s Bylaws. If adopted, the amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would expect to do as soon as practicable after the amendment is adopted by stockholders.
Our Board of Directors recommends that you vote “FOR” the approval of the amendment to the Certificate of Incorporation. Proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 7. STOCKHOLDER PROPOSAL TO PROVIDE A REPORT REGARDING EFFORTS TO ELIMINATE DEFORESTATION
Mercy Investment Services, Inc. (“Mercy”), located at 2039 North Geyer Road, St. Louis, MO 63131, has advised us that it plans to introduce the following resolution. Mercy purports to hold at least $2,000 of the Company’s common stock.
The Board of Directors recommends that the stockholders vote AGAINST the proposal submitted by Mercy. The Company takes no responsibility for the accuracy of Mercy’s statements.
WHEREAS: Pilgrim's Pride sources beef, palm oil, soy, and fiber-based packaging. These commodities are leading drivers of deforestation, which is responsible for approximately 15% of global greenhouse gas emissions and contributes to biodiversity loss.1
In 2022, the Intergovernmental Panel on Climate Change advised that that the window for limiting global warming to 1.5° Celsius is quickly narrowing and that immediate, dramatic emissions reduction is required of all market sectors and industries.2
Food companies like Pilgrim's are particularly exposed to climate risk. In September, the United Nations Climate Change High-Level Champions group reported that due to escalating climate and nature risk, food companies "could lose up to 26% of their value by 2030, with permanent sector-wide losses equivalent to the 2008 financial crash."3
The report identified eliminating deforestation as the highest priority call to action: "unless we end net deforestation, achieving net zero and a 1.5° world is impossible."4 Pilgrim's has set a net zero by 2040 target, but it may be unable to deliver on its climate commitment if it does not eliminate supply chain deforestation by 2025.
Pilgrim's confirms exposure to climate and nature-related risks in its 10-K, noting that "climate change may have a long-term adverse impact on our business."5 However, unlike peers such as Tyson and Cargill, Pilgrim's has not publicly adopted a time-bound commitment to eliminate deforestation from its supply chains, though certain subsidiaries have adopted limited deforestation policies.
While majority owner JBS's deforestation policies may apply to Pilgrim's, these policies are inadequate to address risk, both in aspiration and in implementation. JBS's timeline for eliminating supply chain deforestation stretches until 2035, ten years too late.6 Bloomberg recently described JBS's supply chain as "among the biggest drivers of Amazon deforestation the world has ever known,”7 and a 2021 audit by Brazilian prosecutors found that JBS purchased more than 300,000 cattle from ranches in the Amazon with "irregularities" including illegal deforestation.8
Financial institutions with nearly $9 trillion in assets under management have committed to eliminating agricultural commodity-driven deforestation from their portfolios by 2025.9 Failing to end deforestation may make Pilgrim's less attractive to investors and may have a negative effect on shareholders' financial returns.
RESOLVED: Shareholders request that Pilgrim's Pride report on how it will accelerate its efforts to eliminate deforestation from its supply chains, so as to achieve independently verified deforestation-free supply chains by 2025.
________________
1 https://www.cdp.net/en/forests
2 https://report.ipcc.ch/ar6wg3/pdf/lPCC_AR6_WGIII_FinalDraft_FullReport.pdf
3 https://climatechampions.unfccc.int/unpriced-nature-and-climate-risk-could-wipe-off-billions/
4 https://climatechampions.unfccc.int/wp-content/uploads/2022/09/Assessing-the-financial-impact-of-the-landuse-transition-on-the-food-and-agriculture-sector.pdf
5 https://ir.pilgrims.com/static-files/7b4dcb3d-4b50-4148-98c3-2ad410f5ca36
6 https://jbs.com.br/en/press/jbs-makes-global-commitment-to-achieve-net-zero-greenhouse-gas-emissions-by-2040/
7 https://www.bloomberg.com/graphics/2022-beef-industry-fueling-amazon-rainforest-destructiondeforestation/?sref=TtrRgti9
8 https://www.reuters.com/business/sustainable-business/brazil-audit-finds-32-jbs-cattle-amazon-state-irregularfarms-2021-10-07 /
9 https://climatechampions.unfccc.int/leading-financial-institutions-commit-to-actively-tackle-deforestation/

Supporting Statement: In achieving this goal, proponents defer to management's discretion but recommend:
•Eliminating native vegetation conversion and primary forest degradation from its supply chains by 2025.
•Annually disclosing the company's forest footprint and deforestation-free commodity volumes.
•Annually disclosing Scope 3 emissions related to deforestation and land-use change.
•Considering the guidance of the Accountability Framework initiative and the Science Based Targets initiative.
Board of Directors’ Statement in Opposition to Stockholder Proposal to Provide a Report Regarding Efforts to Eliminate Deforestation

The Board of Directors believes that the Company’s current practices and procedures sufficiently address the concerns raised in the proposal, and that providing the contemplated report is unnecessary and would impose costs on the Company that will not create value for our stockholders or the communities in which we operate. The Board of Directors further believes that a separate report is not an effective way to “accelerate its efforts to eliminate deforestation from its supply chain” as requested by the proposal.

As a global leader in food production, we are committed to a more sustainable future for agriculture. That’s why we’re partnering with producers, customers, academia, private industry, governments and conservation organizations to identify and implement solutions for a more sustainable food system. Most importantly, we are in the process of finalizing the submission of our global GHG inventory and net zero targets to the Science Based Targets initiative (“SBTi”) in 2023, which will include our comprehensive global deforestation commitment by 2025, among other key information. Our UK/European businesses, Moy Park and Pilgrim’s UK, already have SBTi-verified targets in place. Here are a few of our notable commitments related to the important topic of deforestation, as well as relevant supply chain information:

1.Our UK/European businesses Moy Park and Pilgrim’s UK have zero deforestation commitments in place.
a.Moy Park has a goal to ensure deforestation- and conversion-free soy across our targeted supply chains by 2025, with a cut-off date of January 2020.
b.Pilgrim’s UK has a goal to ensure deforestation- and conversion-free soy and palm oil by 2025, with a cut-off date of January 2020.
2.Moy Park has established a Responsible Sourcing - Soy Policy (available on our website at https://moypark.com/case-studies/responsible-sourcing-soy) for the soy feed given to our chickens in the UK/Europe.
3.Moy Park and Pilgrim’s UK are signatories of the UK Soy Manifesto, and members of both the UK Roundtable for Sustainable Soy and the Round Table for Responsible Soy.
4.Soy sourced to feed Pilgrim’s UK-owned, high welfare pigs is certified by the Roundtable for Responsible Soy.
5.Moy Park, Pilgrim’s UK, Pilgrim’s Food Masters and Pilgrim’s Mexico are committed to operating to the Roundtable on Sustainable Palm Oil (RSPO) Supply Chain Certification Standard (SCCS).
6.The vast majority of beef sourced by Pilgrim’s comes from Europe (Belgium, France, Ireland and the Netherlands).
7.In the US, our corn and soybean meal are predominantly sourced from local farmers in the United States.
8.The vast majority of grain sourced by Pilgrim’s comes from the United States, UK and Europe.

With regard to JBS and their deforestation targets, which is mentioned in the proposal, JBS has committed to eliminate deforestation from its global supply chain by 2030, in line with the Tropical Forest Alliance-supported Agriculture 1.5°C Roadmap for the cattle sector announced at COP27. The risk-based approach to creating a deforestation-free supply chain includes:

1.Amazon Biome: 2023 target date for no-deforestation for direct suppliers, and 2025 for indirect suppliers.
2.Cerrado Biome: 2025 target date for no illegal deforestation for direct and indirect suppliers.
3.All Brazilian Biomes: As of January 1, 2026, all direct suppliers must join the JBS Livestock Transparency Platform and provide information on their indirect suppliers to ensure compliance.
4. 2030: Target for global deforestation-free supply chain.

We are proud of the deforestation-free and other environmental measures that we currently have in place. We have always valued and are committed to supporting improved environmental practices. In light of current practices and continuous efforts with respect to deforestation, the Board of Directors believes the Company is addressing the concerns raised in the proposal and a report is unnecessary and not in the best interests of our stockholders. Accordingly, the Board of Directors recommends that stockholders vote AGAINST this stockholder proposal.
Our Board of Directors recommends that you vote “AGAINST” this stockholder proposal. Proxies will be so voted unless stockholders specify otherwise.

HOUSEHOLDING OF STOCKHOLDER MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or annual report to stockholders may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder who requests orally or by writing to our Investor Relations Department at the following address: 1770 Promontory Circle, Greeley, Colorado 80634 or by telephone (970) 506-7783. Any stockholder who currently is receiving multiple copies and would like to receive only one copy for his or her household should contact his or her bank, broker or other nominee record holder.
STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
Pursuant to our bylaws, a stockholder must give our Secretary timely written notice in order to present a proposal (including nominations of Directors) at the 2024 annual meeting of stockholders. Such written notice must contain specified information prescribed in our bylaws and must be received at our principal executive offices by December 26, 2023 (but not before July 30, 2023). Additionally, for stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be considered for inclusion in the proxy materials for the 2024 annual meeting of stockholders, they must be received by our Secretary at our principal executive offices no later than the close of business on November 28, 2023.
ANNUAL REPORT
Our 2022 annual report is being mailed concurrently with this proxy statement. Upon written request of a stockholder, the Company will furnish without charge a copy of our 2022 Annual Report on Form 10-K, including the financial statements and financial statement schedules. If you would like to request a copy, please contact Pilgrim’s Pride Corporation, at: 1770 Promontory Circle, Greeley, Colorado 80634 Attn: Investor Relations.
In addition, our financial reports and recent filings with the SEC are available at www.sec.gov and on our website at ir.pilgrims.com. Information contained on our website is not part of this proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 26, 2023
This proxy statement and the Company’s 2022 annual report are also available electronically on our hosted website. You may view these directly at: www.proxyvote.com.
To access and review the materials made available electronically:
1.Go to www.proxyvote.com.
2.Enter the 16-digit control number located on the proxy card.
3.Click “Continue to Vote.”
We encourage you to review all of the important information contained in the proxy materials before voting.

OTHER BUSINESS
The Board of Directors is not aware of, and it is not anticipated that there will be presented at the Annual Meeting, any business other than the proposals included in this Proxy Statement. If other matters properly come before the Annual Meeting, the persons named on the accompanying proxy card will vote the returned proxies as the Board of Directors recommends.

By order of the Board of Directors,

FABIO SANDRI
Greeley, Colorado	President and
March 27, 2023	Chief Executive Officer

Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this proxy statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Annex A
Reconciliation of GAAP Information to Non-GAAP Financial Measures
The following reconciles the GAAP information to the Non-GAAP financial measure included in this proxy statement for the fiscal year 2022:

Reconciliation of Adjusted EBITDA	Amount
(In thousands)
Net income	$746,538
Add:
Interest expense, net	143,644
Income tax expense	278,935
Depreciation and amortization	403,110
EBITDA	1,572,227
Add:
Foreign currency transaction gain	30,817
Transaction costs related to acquisitions	948
Litigation settlements	34,086
Restructuring activities loss	30,466
Minus:
Property insurance recoveries on Mayfield tornado losses	19,580
Net income attributable to noncontrolling interest	608
Adjusted EBITDA	$1,648,356
The following table supports the PBT margin calculation used to determine STIP achievement:

Reconciliation of PBT Margin	2022	2021	2020
	(In thousands, except percentage data)
Income before tax, as reported	$1,025,474	$92,390	$161,825
Income before tax, acquired operations(a)	—	5,245	11,160
Income before tax, excluding acquired operations	1,025,474	87,145	150,665
Add:
DOJ agreement	—	—	110,524
Litigation settlements	34,087	656,225	75,000
Income before tax, adjusted	1,059,561	743,370	336,189

Net sales, as reported	17,468,377	14,777,458	12,091,901
Net sales, acquired operations(a)	—	293,605	1,363,290
Net sales, excluding acquired operations	$17,468,377	$14,483,853	$10,728,611
Income before tax, adjusted, as a percent of net sales	6.1%	5.1%	3.1%
(a)The income before tax and net sales amounts for fiscal years 2021 and 2020 are excluding operations acquired during those years. For fiscal year 2021, the results exclude the operations of PFM acquired in September 2021. For fiscal year 2020, the results exclude the operations of PPL acquired in October 2019.

Annex B
Proposed Amendment to Pilgrim’s Pride Corporation
Amended and Restated Certificate of Incorporation
Set forth below are proposed changes to Article V, Section 5.2 and Article XIII of the Company’s Amended and Restated Certificate of Incorporation. Addition of new text is indicated in bold. Deletion of existing text is indicated in strikethrough.
ARTICLE V
DIRECTORS
Section 5.2. Number; Composition and Term of Office.
(a) Subject to Section 5.2(b), the number of directors shall be nine (9).
(b) The Board shall consist of six (6) JBS Directors, two (2) Equity Directors and one (1) Founder Director; provided that, if at any time the beneficial ownership by the JBS Stockholder of the issued and outstanding Common Stock as a percentage of the total issued and outstanding Common Stock changes to an amount set forth below, then there shall be the following changes in the composition of the Board:

% Owned by the JBS Stockholder	No. of JBS Directors	No. of Equity Directors	No. of Founder Directors
≥ 90%	8	0	1
≥ 80% but < 90%	7	1	1
≥ 50% but < 80%	6	2	1
≥ 40% but < 50%	5	3	1
≥ 35% but < 40%	4	4	1
> 10% but < 35%	3	5	1
≤ 10%	0	8	1
provided that, upon the occurrence of the Founder Triggering Event, there shall no longer be a Founder Director on the Board, and the number of Equity Directors on the Board as set forth above shall be increased by one (1); provided further that during the Exchange Period (defined in Section 8.2(a)) there shall be at least two (2) Equity Directors; provided further that, if the JBS Stockholder beneficially owns at least 80% of the issued and outstanding Common Stock and the Board determines that it would be desirable under the Code and that an increase in JBS Directors is necessary or appropriate for this purpose, then the JBS Nominating Committee may choose to increase the number of JBS Directors by one; provided further that, if applicable law or, at any time while the Corporation’s equity securities are traded on an Exchange, the rules of such Exchange require a greater number or proportion of independent directors on the Board, then
(i) if the JBS Stockholder beneficially owns at least 50% of the issued and outstanding Common Stock, then, at the option of the JBS Nominating Committee, either (A) one or more of the then-existing JBS Directors who are not independent directors shall be replaced with one or more JBS Directors who are independent directors such that, after such replacement, the number or proportion of independent directors on the Board will comply with such requirement or (B) the number of directors on the Board shall be increased by two (2) and the vacancies created by such increase shall be filled with persons designated by the JBS Nominating Committee who are independent directors such that the number or proportion of independent directors on the Board will comply with such requirement; or
(ii) if the JBS Stockholder beneficially owns less than 50% of the issued and outstanding Common Stock, then one or more of the then-existing JBS Directors who are not independent directors shall be replaced with one or more JBS Directors who are independent directors such that, after such replacement, the number or proportion of independent directors on the Board will comply with such requirement. Notwithstanding anything in this Section 5.2(b) or Article XIII to the contrary, so long as the JBS Stockholder beneficially owns at least 80% of the issued and outstanding Common Stock, the JBS Nominating Committee may choose to maintain only six (6) JBS Directors on the Board, in which case there shall be two (2) Equity Directors and one (1) Founder Director on the Board.
In the event that the size of the Board is expanded pursuant to this Section 5.2, no person shall be nominated or appointed as a director if the Equity Nominating Committee reasonably determines that such person (A) is unethical or lacks integrity or (B) is a competitor or is affiliated with a competitor of the Corporation or any of its material subsidiaries. As used in this Certificate of Incorporation, a Person shall be deemed the “beneficial owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any Common Stock which such Person or any of such Person’s Affiliates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the Exchange Act; provided, however, that beneficial ownership by the JBS Stockholder will not include shares of Common Stock held by members of a “group” (as that term is used in Rule 13d-5 under the Exchange Act) other than JBS USA and its Affiliates.
(c) At each annual meeting of stockholders, each director elected to succeed a director whose term expires shall be elected for a term of office to expire at the next annual meeting of stockholders after his or her election, with each director to hold office until his or her successor shall have been duly elected and qualified or until the earlier of his or her death, resignation or removal in accordance with this Certificate of Incorporation and the Bylaws. The election of directors need not be by written ballot unless the Bylaws so provide. Directors need not be stockholders.

ARTICLE XIII

DEFINITIONS

For purposes of this Certificate of Incorporation, the following terms have the meanings set forth below:

“JBS Directors” means the six (6) initial directors designated as “JBS Directors” on Schedule 3.01(a)(i) to the Stockholders Agreement, their successors as nominated by the JBS Nominating Committee pursuant to this Certificate of Incorporation and elected by the stockholders of the Corporation or appointed by the JBS Nominating Committee or the stockholders to fill any vacancy pursuant to Section 5.3~~; provided that, if at any time the ownership by the JBS Stockholder of the issued and outstanding Common Stock as a percentage of the total issued and outstanding Common Stock changes to a threshold amount set forth in Section 5.2(b), then the number of JBS Directors shall be changed to the corresponding number of JBS Directors set forth in Section 5.2(b)~~.

PILGRIM'S PRIDE CORPORATION
1770 PROMONTORY CIRCLE
GREELEY, CO 80634
ATTN: TERRY LEE

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PILGRIM'S PRIDE CORPORATION

The Board of Directors recommends you vote FOR the following:

Election of Directors
Nominees:

		For	Withhold
1.	JBS Directors		
1a.	Gilberto Tomazoni	☐	☐
1b.	Wesley Mendonça Batista Filho	☐	☐
1c.	Andre Nogueira de Souza	☐	☐
1d.	Farha Aslam	☐	☐
1e.	Joanita Karoleski	☐	☐
1f.	Raul Padilla	☐	☐
2.	Equity Directors		
2a.	Wallim Cruz De Vasconcellos Junior	☐	☐
2b.	Arquimedes A. Celis	☐	☐
2c.	Ajay Menon	☐	☐

The Board of Directors recommends you vote FOR proposal 3:

		For	Against	Abstain
3.	Advisory vote to approve executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:

		1 Year	2 Years	3 Years	Abstain
4.	Advisory vote to approve conducting advisory vote on executive compensation every ONE YEAR.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 5 and 6:

		For	Against	Abstain
5.	Ratify the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2023.	☐	☐	☐
6.	Approve an Amendment to the Amended and Restated Certificate of Incorporation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 7 (stockholder proposal):

		For	Against	Abstain
7.	A Stockholder Proposal to Provide a Report Regarding Efforts to Eliminate Deforestation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

V00850-P89367

PILGRIM'S PRIDE CORPORATION
Annual Meeting of Stockholders
April 26, 2023 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gilberto Tomazoni and Fabio Sandri as proxies, each with the power to appoint his substitute, and hereby authorizes them and each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Pilgrim's Pride Corporation held of record by the undersigned on March 7, 2023, at the Annual Meeting of Stockholders to be held on Wednesday, April 26, 2023, at the Pilgrim's Pride Corporation Corporate Headquarters 1770 Promontory Circle, Greeley, CO, 80634, or at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting of Stockholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side